DRAFT

TRUST INDENTURE

between

INTELGENX TECHNOLOGIES CORP.

and

TSX Trust Company

providing for the issue of
Convertible Unsecured Subordinated Debentures

Dated as of July •, 2017

2

3

4

TRUST INDENTURE

THIS INDENTURE is made this •th day of July, 2017.

BETWEEN:	INTELGENX TECHNOLOGIES CORP., a corporation incorporated under the laws of Delaware
(hereinafter referred to as the “Corporation”)

AND:	TSX TRUST COMPANY, a trust company incorporated under the federal laws of Canada
(hereinafter referred to as the “Debenture Trustee”)

WHEREAS the Corporation deems it necessary to create and issue the Debentures (as defined below) in the manner herein provided;

AND WHEREAS the Corporation is duly authorized to create and issue the Debentures to be issued as herein provided;

AND WHEREAS when certified by the Debenture Trustee and issued as in this Indenture (as defined below) provided, all necessary steps in relation to the Corporation will have been duly enacted and other proceedings taken and conditions complied with to make the creation and issue of the Debentures proposed to be issued hereunder legal, valid and binding on the Corporation in accordance with the laws relating to the Corporation;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Debenture Trustee;

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which is hereby acknowledged, it is hereby covenanted, agreed and declared as follows:

ARTICLE 1
INTERPRETATION

1.1	Definitions

In the recitals, in this Indenture and in the Debentures, unless there is something in the subject matter or context inconsistent therewith or unless otherwise expressly provided, including, without limitation, as expressly provided in any indenture supplemental hereto, the following terms will have the following meanings set out below:

1.1.1	“1933 Act” means the United States Securities Act of 1933, as amended;

1.1.2	“90% Redemption Right” has the meaning attributed thereto in Section 2.2(k)(vii);

1.1.3	“90% Redemption Right Notice” has the meaning attributed thereto in Section 2.2(k)(vii);

1.1.4

“this Trust Indenture”, “this Indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Indenture and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

1.1.5	“Acceptance Notice” has the meaning attributed thereto in Section 2.2(k)(iii);

1.1.6

“affiliate” of a Person means any Person or company that would be deemed to be an affiliated entity of such Person within the meaning of Regulation 45-106 — Prospectus Exemptions, as same may be replaced or amended from time to time;

1.1.7

“Applicable Securities Legislation” means applicable securities laws (including rules, regulations, policies, blanket orders, rulings and instruments enacted thereunder) in the provinces of British Columbia, Alberta, Manitoba, Ontario or Québec; and under the 1933 Act and applicable United States securities laws;

1.1.8	“Auditor of the Corporation” means an independent firm of chartered accountants duly appointed as auditor of the Corporation;

1.1.9	“Beneficial Holder” means any Person who holds a beneficial interest in a Global Debenture as shown on the books of the Depositary or a Depositary Participant;

1.1.10

“Business Day” means any day other than a Saturday, a Sunday, a statutory holiday in the Province of Québec, the Province of Ontario or the State of New York, or any other day on which banks are not open for business in Montréal, Québec, Toronto, Ontario or New York, New York;

1.1.11

“Change of Control” means the acquisition by any Person, or group of Persons acting jointly or in concert (within the meaning given to these terms in Regulation 62-104 – Take-over bids and issuer bids), of voting control or direction over an aggregate of 66⅔% or more of the then outstanding Common Shares and securities convertible into or carrying the right to acquire Common Shares;

1.1.12	“Change of Control Purchase Date” has the meaning attributed thereto in Section 2.2(k)(v);

1.1.13	“Code” means the United States Internal Revenue Code of 1986, as amended;

1.1.14	“Common Share Interest Payment Election” has the meaning attributed thereto in Section 10.1(a);

1.1.15	“Common Share Interest Payment Election Notice” has the meaning attributed thereto in Section 10.1(a);

1.1.16	“Common Share Redemption Right” has the meaning attributed thereto in Section 4.6(a);

1.1.17	“Common Share Repayment Right” has the meaning attributed thereto in Section 4.9(a);

1.1.18	“Common Shares” means the common shares in the capital of the Corporation;

1.1.19	“Conversion Price” means $1.35 per Common Share as same may be adjusted, from time to time, in accordance with the provisions of Article 5;

1.1.20

“Corporation” means IntelGenx Technologies Corp. until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Corporation” shall mean such successor Corporation;

1.1.21	“Counsel” means, as the case may be, a firm of barristers or solicitors retained by the Debenture Trustee or retained by the Corporation and acceptable to the Debenture Trustee, acting reasonably;

1.1.22

“Current Market Price” means, as of any date, the volume weighted average trading price per Common Share on the TSXV for the 20 consecutive trading days ending on the fifth trading day before such date (if the Common Shares are not listed thereon, then on such stock exchange on which the Common Shares are listed as may be selected for such purpose by the Directors; or if the Common Shares are not listed on any stock exchange, then on the over-the-counter market); the volume weighted average trading price will be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during the said 20 consecutive trading days, by the total number of Common Shares so sold;

1.1.23	“Date of Conversion” has the meaning attributed thereto in Section 6.3(b);

1.1.24	“Debenture Offer” has the meaning attributed thereto in Section 2.2(k)(i);

1.1.25	“Debenture Trustee” means TSX Trust Company or its successor or successors for the time being as trustee hereunder;

1.1.26	“Debentureholders” or “holders” means the Persons for the time being entered in the register for Debentures as registered holders of Debentures;

1.1.27	“Debentures” means the Debentures issued hereunder and the Debentures designated as “8.00% Convertible Unsecured Subordinated Debentures”, having the terms described in Article 2;

1.1.28	“Defeased Debentures” has the meaning attributed thereto in Section 9.6(b);

1.1.29	“Depositary” means, with respect to the Debentures issuable or issued in the form of one or more Global Debentures, the Person designated as depositary by the Corporation pursuant to the terms hereof;

1.1.30

“Depositary Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Depositary effects book-entry settlement for a Global Debenture deposited with the Depositary;

1.1.31	“Directors” means the directors of the Corporation and reference to action “by the Directors” means action by the Directors of the Corporation;

1.1.32	“Event of Default” has the meaning attributed thereto in Section 8.1;

1.1.33	“Expiry Date” has the meaning attributed thereto in Section 2.2(k)(ii);

1.1.34	“Expiry Time” has the meaning attributed thereto in Section 2.2(k)(ii);

1.1.35	“Extraordinary Resolution” has the meaning attributed thereto in Section 13.12;

1.1.36	“First Call Date” has the meaning attributed thereto in Section 2.2(c);

1.1.37

“Freely Tradeable” means Common Shares which (i) are issuable without the necessity of filing a registration statement, a prospectus or any other similar offering document (other than such prospectus or similar offering document that has already been filed) under Applicable Securities Legislation and such issue does not constitute a sale requiring registration under the 1933 Act or a distribution (other than a distribution already qualified by prospectus or similar offering document) or constitutes an exempt sale or distribution under Applicable Securities Legislation; and (ii) can be traded by the holder thereof without any restriction under Applicable Securities Legislation and stock exchange rules, such as restricted periods or hold periods, except in the case of an affiliate sale (within the meaning of the 1933 Act) or a “control distribution” as defined under Applicable Securities Legislation;

1.1.38	“Fully Registered Debentures” means Debentures registered as to both principal and interest;

1.1.39

“Global Debenture” means a Debenture that is issued to and registered in the name of the Depositary, or its nominee, pursuant to Section 2.2(i) for purposes of being held by or on behalf of the Depositary as custodian for participants in the Depositary’s book-entry only registration system;

1.1.40

“Governmental Entity” means: (a) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau or agency, domestic or foreign; (b) any subdivision, agent, commission, commissioner, board, or authority of any of the foregoing; (c) any self-regulatory authority, including the TSXV; or (d) any quasigovernmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

1.1.41	“IFRS” means International Financial Reporting Standards determined with reference to CPA Canada Handbooks, as amended from time to time;

1.1.42	“Interest Obligation” means the obligation of the Corporation to pay interest on the Debentures, as and when the same becomes due;

1.1.43	“Interest Payment Date” means respectively, June 30 and December 31;

1.1.44	“Internal Procedures” has the meaning ascribed thereto in Section 2.4;

1.1.45	“Maturity Account” has the meaning attributed thereto in Section 2.9;

1.1.46	“Maturity Date” means June 30, 2020;

1.1.47	“Maturity Notice” has the meaning attributed thereto in Section 4.9(b);

1.1.48	“Offer Price” has the meaning attributed thereto in Section 2.2(k)(i);

1.1.49

“Officer’s Certificate” means a certificate of the Corporation signed by any one of the Directors or any one authorized officer of the Corporation, on behalf of the Corporation, in such capacity, and not in his or her personal capacity;

1.1.50

“Person” includes any individual, firm, partnership, joint venture, association, trust, trustee, executor, administrator, legal personal representative, estate, group, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status and whether acting in an individual, fiduciary or other capacity;

1.1.51	“Redemption Date” has the meaning attributed thereto in Section 4.3;

1.1.52	“Redemption Notice” has the meaning attributed thereto in Section 4.3;

1.1.53

“Redemption Price” means, in respect of the Debentures, the amount, excluding interest, payable on the Redemption Date fixed for said Debentures, which amount may be payable by the issuance of Freely Tradeable Common Shares as provided for in Section 4.6;

1.1.54	“Second Call Date” has the meaning attributed thereto in Section 2.2(c);

1.1.55	“Senior Indebtedness” means the principal, premium (if any), interest (if any) or any other amounts payable thereunder (if any) on:

(i)

all indebtedness, liabilities and obligations of the Corporation (other than the Debentures), whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed in the normal course or in connection with the acquisition by the Corporation of any businesses, properties or other assets or for monies borrowed or raised by whatever means (including, without limitation, by means of commercial paper, bankers’ acceptances, letters of credit, debt instruments, revolving credit facilities, bank debt and financial leases, and any liability evidenced by bonds, debentures, notes or similar instruments) by the Corporation or others including, without limitation, any Subsidiary of the Corporation for payment of which the Corporation is responsible or liable, whether absolutely or contingently; and

(ii)	renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations.

unless in each case it is provided by the terms of the instrument creating or evidencing such indebtedness, liabilities or obligations that such indebtedness, liabilities or obligations are pari passu with or subordinate in right of payment to Debentures that by their terms are subordinated;

1.1.56	“Shareholders” means holders of Common Shares and “Shareholder” means any one of them;

1.1.57

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which 50% or more of the total voting securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (b) any partnership, joint venture or limited liability company of which 50% or more of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and such Person owns or controls, directly or indirectly, 50% or more of the total equity and voting rights of the general partner of such entity;

1.1.58	“Successor” has the meaning attributed thereto in Section 11.1;

1.1.59	“Tax Act” means the Income Tax Act (Canada), and the regulations thereunder, as amended;

1.1.60

“trading day” means, with respect to the TSXV or other market for securities on which the Debentures are listed in Montréal, Québec or Toronto, Ontario, any day on which such exchange or market is open for trading or quotation;

1.1.61	“TSXV” means the TSX Venture Exchange Inc. or its successor or successors;

1.1.62	“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

1.1.63	“Withholding Taxes” has the meaning attributed thereto in Section 2.11(a); and

1.1.64	“Written Direction of the Corporation” means an instrument in writing signed by any one authorized Director or officer of the Corporation.

1.2	Meaning of “Outstanding”

Debentures certified and delivered by the Debenture Trustee hereunder are deemed to be outstanding until it is cancelled, converted, redeemed or delivered to the Debenture Trustee for cancellation, conversion or redemption and monies, Common Shares and/or other property, as the case may be, for the payment thereof will have been set aside under Article 9, provided that:

(a)

Debentures which have been partially redeemed, purchased or converted are deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof;

(b)

when a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only one of such Debentures will be counted for the purpose of determining the aggregate principal amount of Debentures outstanding;

(c)

for the purposes of any provision of this Indenture entitling holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, or to constitute a quorum of any meeting of Debentureholders, Debentures owned directly or indirectly, legally or equitably, by the Corporation shall be disregarded (and the Corporation shall provide a list of Debentures so owned upon the request of the Debenture Trustee) except that:

(i)

for the purpose of determining whether the Debenture Trustee shall be protected in relying on any such vote, consent, acquisition or other instrument or action, or on the holders of Debentures present or represented at any meeting of Debentureholders, only the Debentures which the Debenture Trustee knows are so owned shall be so disregarded; and

(ii)

Debentures so owned which have been pledged in good faith other than to the Corporation shall not be so disregarded if the pledgee shall establish to the satisfaction of the Debenture Trustee the pledgee’s right to vote such Debentures, sign consents, requisitions or other instruments or take such other actions in his or her discretion free from the control of the Corporation or a Subsidiary of the Corporation.

1.3	Interpretation

In this Indenture:

(a)	words importing the singular number or masculine gender include the plural number or the feminine or neuter genders and vice versa;

(b)	all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules to this Indenture;

(c)	all references to Sections or Sections refer, unless otherwise specified, to sections, subsections or clauses of this Indenture; and

(d)

words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them.

1.4	Headings, etc.

The division of this Indenture into Articles and Sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Indenture.

1.5	Day Not a Business Day

In the event that any day on or before which any action required to be taken hereunder is not a Business Day, then such action will be taken on or before the requisite time on the next succeeding day that is a Business Day.

1.6	Applicable Law

This Indenture and the Debentures will be governed by and construed in accordance with the laws of the Province of Québec and the federal laws of Canada applicable therein. For the purpose of all legal proceedings, this Indenture will be deemed to have been performed in the Province of Québec and the courts of the Province of Québec will have jurisdiction to entertain any action arising under this Agreement. The Corporation attorns to the jurisdiction of the courts of Province of Québec.

1.7	Conflict

In the event of a conflict or inconsistency between a provision in the body of this Indenture and in the Debentures issued hereunder, the provision in the body of this Indenture will prevail to the extent of the inconsistency.

1.8	Currency

All dollar amounts expressed in this Indenture and in the Debentures are in lawful money of Canada and all payments required to be made hereunder and thereunder will be made in Canadian dollars.

1.9	Severability

Each of the provisions in this Indenture is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any of the other provisions hereof.

1.10	Successors and Assigns

All covenants and agreements in this Indenture by the Corporation bind its successors and permitted assigns, whether expressed or not.

1.11	Benefits of Indenture

Nothing in this Indenture or in the Debentures, express or implied, gives to any Person, other than the parties hereto and their successors hereunder, any paying agent, the holders of Debentures, the Directors and the holders of Common Shares, any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.12	Schedules

The following Schedules form part of this Indenture:

Schedule A — FORM OF DEBENTURE

Schedule B — FORM OF REDEMPTION NOTICE

Schedule C — FORM OF MATURITY NOTICE

Schedule D — FORM OF COMMON SHARE INTEREST PAYMENT ELECTION NOTICE

Schedule E — FORM OF NOTICE OF CONVERSION

ARTICLE 2
THE DEBENTURES

2.1	Limit of Debentures

The Debentures authorized to be issued hereunder shall be limited to no more than $10,000,000 aggregate principal amount and shall be designated as “8,00% Convertible Unsecured Subordinated Debts due [June 30, 2020]”.

The Debenture Trustee has been appointed as transfer agent and registrar of the Debentures.

2.2	Terms of Debentures

(a)	Maturity Date. The Debentures will mature on June 30, 2020.

(b)

Interest. The Debentures will bear interest from, and including, the date of issue at the rate of 8.00% per annum, payable in equal semi-annual payments in arrears on June 30 and December 31 of each year, the first such payment falling due on December 31, 2017 and the last such payment falling due on June 30, 2020, payable after as well as before maturity and after as well as before default, with interest on amounts in default at the same rate, compounded semi-annually. The first interest payment will include interest accrued from and including •, 2017 to but excluding December 31, 2017 and will be in an amount equal to $• per $1,000 principal amount of the Debentures.

(c)

Redemption. The Debentures are redeemable in accordance with the terms of Article 4, provided that the Debentures may not be redeemed by the Corporation prior to June 30, 2018 (the “First Call Date”), except in the event of the satisfaction of certain conditions after a Change of Control has occurred as provided herein. On or after the First Call Date, but prior to June 30, 2019 (the “Second Call Date”), the Debentures may be redeemed at the Corporation’s sole option, in whole or in part, from time to time on notice as provided for in Section 4.3 at a Redemption Price equal to the principal amount of the Debentures; provided that the Current Market Price on the date on which such notice of redemption is given is not less than 125% of the Conversion Price and the Corporation will have provided to the Debenture Trustee an Officer’s Certificate confirming such Current Market Price. In addition thereto, at the time of redemption, the Corporation will pay to the holder accrued and unpaid interest up to but not including the Redemption Date. On or after the Second Call Date and prior to the Maturity Date, the Debentures may be redeemed at the Corporation’s sole option, in whole or in part, from time to time on notice as provided for in Section 4.3, at a Redemption Price equal to the principal amount of the Debentures, irrespective of the Current Market Price. In addition thereto, at the time of redemption, the Corporation will pay to the holder accrued and unpaid interest up to but not including the Redemption Date. The Redemption Notice for the Debentures will be substantially in the form of Schedule B.

(d)	Priority. The Debentures will be subordinated to the Senior Indebtedness of the Corporation in accordance with the provisions of Article 5.

(e)

Conversion. Upon and subject to the provisions and conditions of Article 6, the holder of each Debenture will have the right at such holder’s option, prior to the close of business on the earlier of the Maturity Date and, if called for redemption, the Redemption Date of the Debentures by notice to the holders of Debentures in accordance with Sections 2.2(c) and 4.3 (the earlier of which will be the “Maturity Date” for the purposes of Article 6 in respect of the Debentures), to convert any part, which is $1,000 or an integral multiple thereof, of the principal amount of such Debenture into Common Shares at the Conversion Price in effect on the Date of Conversion. Notwithstanding the foregoing, no Debenture may be converted during the last five Business Days preceding an Interest Payment Date.

(f)

Conversion Price. The Conversion Price in effect on the date hereof for each Common Share to be issued upon the conversion of Debentures will be equal to $1.35 such that approximately 740 Common Shares will be issued for each $1,000 principal amount of Debentures so converted, subject to the terms of Section 6.4. The Conversion Price is subject to adjustment pursuant to the provisions of Section 6.4. Debentureholders converting their Debentures will receive accrued and unpaid interest from, and including, the last Interest Payment Date prior to the Date of Conversion (or the date of issue if converting prior to the first Interest Payment Date) to, but excluding, the Date of Conversion. Notwithstanding the foregoing, no Debenture may be converted on an Interest Payment Date or the Maturity Date, or during the 5 Business Days preceding either event.

(g)

Payment in Common Shares. On redemption or on maturity of the Debentures, the Corporation may, at its sole option and subject to the provisions of Sections 4.6 and 4.9, as applicable, and subject to any applicable regulatory approvals, elect to satisfy its obligation to pay all or a portion of the aggregate principal amount of the Debentures by issuing and delivering Freely Tradeable Common Shares to such holders of Debentures. If the Corporation elects to exercise such option, it will provide details in the Redemption Notice or deliver a maturity notice (the “Maturity Notice”) to the holders of the Debentures substantially in the form of Schedule C. Interest accrued and unpaid on the Debentures to but not including the Redemption Date or the Maturity Date will be paid in cash, subject to Section 2.2(j) .

(h)

Form of Debentures. The Debentures will be issued in denominations of $1,000 and integral multiples of $1,000, may be issued in certificated or uncertificated form and will be dated as of the date of this Indenture. Each Debenture certificate will be issued in substantially the form set out in Schedule A with such insertions, omissions, substitutions or other variations as required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of the Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, all as may be determined by the Director or officer of the Corporation executing such Debenture in accordance with Section 2.3, as conclusively evidenced by his or her execution of an Debenture. Each Debenture will also bear such distinguishing letters and numbers as the Debenture Trustee approves. Notwithstanding the foregoing, an Debenture may be in such other form or forms as may, from time to time, be specified in an Officer’s Certificate. The Debentures may be engraved, lithographed, printed, mimeographed or typewritten or partly in one form and partly in another.

(i)

Global Debentures. The Debentures will be issued as Global Debentures. The Depositary for the Debentures will be CDS Clearing and Depositary Services Inc. The Global Debentures will be registered in the name of CDS & Co. (or any nominee of the Depositary). No Beneficial Holder will receive definitive certificates representing their interest in Debentures except as provided in Section 3.2. A Global Debenture may be exchanged for Debentures in registered form that are not Global Debentures, or transferred to and registered in the name of a person other than the Depositary for such Global Debentures or a nominee thereof as provided in Section 3.2. The Global Debentures shall bear the following legends:

“This Debenture is a Global Debenture within the meaning of the Indenture herein referred to and is registered in the name of a Depository or a nominee thereof. This Debenture may not be transferred to or exchanged for Debentures registered in the name of any Person other than the Depository or a nominee thereof and no such transfer may be registered except in the limited circumstances described in the Indenture. Every Debenture authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, this Debenture shall be a Global Debenture subject to the foregoing, except in such limited circumstances described in the Indenture.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO INTELGENX TECHNOLOGIES CORP. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.”

(j)

Interest Payment Election. Subject to the provisions and conditions of Article 10, the Corporation may elect, from time to time, to satisfy all or any part of its Interest Obligation on the Debentures on any Interest Payment Date by issuing and delivering Freely Tradeable Common Shares to such holders of Debentures. If the Corporation elects to exercise such option, it will deliver a Common Share Interest Payment Election Notice to the holders of the Debentures substantially in the form of Schedule D.

(k)

Change of Control. Upon the occurrence of a Change of Control and subject to the provisions and conditions of this Section 2.2(k), the Corporation will be obligated to offer to purchase all Debentures then outstanding. The terms and conditions of such obligation are set forth below:

(i)

Within 30 days following the occurrence of a Change of Control, the Corporation will deliver to the Debenture Trustee a notice in writing stating that there has been a Change of Control and specifying the date on which such Change of Control occurred and the circumstances or events giving rise to such Change of Control together with an offer in writing (the “Debenture Offer”) to purchase all of the Debentures then outstanding from the holders thereof at a price per Debenture equal to 101% of the principal amount thereof together with accrued and unpaid interest thereon up to but excluding the Change of Control Purchase Date (as defined below) (the “Offer Price”). The Debenture Trustee will promptly, but no later than three Business Days thereafter, deliver, by prepaid mail a notice of the Change of Control (in a form prepared by the Corporation) together with the Debenture Offer to the holders of all Debentures then outstanding, at their addresses appearing in the registers of holders of Debentures maintained by the Debenture Trustee.

(ii)

The Debenture Offer will specify the date (the “Expiry Date”) and time (the “Expiry Time”) on which the Debenture Offer expires which date and time will not, unless otherwise required by Applicable Securities Legislation, be earlier than the close of business on the 35th day and not later than the close of business on the 60th day following the date on which such Debenture Offer is delivered or mailed by or on behalf of the Debenture Trustee as provided above.

(iii)

The Debenture Offer will specify that the Debenture Offer may be accepted by the holders of Debentures by tendering the Debentures so held by them to the Debenture Trustee at its principal offices in Toronto, Ontario at or before the Expiry Time together with an acceptance notice (the “Acceptance Notice”) in form and substance acceptable to the Debenture Trustee.

(iv)

The Debenture Offer will state that holders of Debentures may accept the Debenture Offer in respect of all or a portion (in a minimum amount of $1,000 principal amount and multiples thereof) of their Debentures.

(v)

The Debenture Offer will specify a date (the “Change of Control Purchase Date”) no later than the third Business Day following the Expiry Date on which the Corporation will take up and pay for all Debentures duly tendered in acceptance of the Debenture Offer.

(vi)

The Corporation will, on or before 10:00 a.m. (Montréal time), on the Business Day immediately prior to the Change of Control Purchase Date pay to the Debenture Trustee by wire transfer or such other means as may be acceptable to the Debenture Trustee, an amount of money sufficient to pay the aggregate Offer Price in respect of all Debentures duly tendered to the Debenture Offer (less applicable Withholding Taxes, if any). The Debenture Trustee, on behalf of the Corporation, will pay the Offer Price to the holders of Debentures in the respective amounts to which they are entitled in accordance with the Debenture Offer as aforesaid.

(vii)

If 90% or more of the aggregate principal amount of Debentures issued under the Indenture outstanding on the date the Corporation provides notice of the Change of Control have been tendered to the Corporation pursuant to the Debenture Offer, the Corporation will have the right (the “90% Redemption Right”), but not the obligation, upon written notice (the “90% Redemption Right Notice”) provided to the Debenture Trustee within 10 days following the Expiry Date, to elect to redeem all the Debentures remaining outstanding at the Offer Price and on the other terms and conditions provided herein. Upon receipt of such notice by the Debenture Trustee, the Debenture Trustee will promptly provide written notice (in a form prepared by the Corporation) to each holder of outstanding Debentures (other than those that have accepted the Debenture Offer) that:

(A)	the Corporation has exercised the 90% Redemption Right and is purchasing all outstanding Debentures effective as at the Change of Control Purchase Date at the Offer Price;

(B)	such holder will surrender its Debentures to the Debenture Trustee within 30 days after the sending of such notice; and

(C)

the rights of such holder under the terms of the Debentures and this Indenture will cease to be effective as of the Change of Control Purchase Date provided the Corporation has, on or before the date on which the Corporation delivers the 90% Redemption Notice to the Debenture Trustee, paid the aggregate Offer Price to, or to the order of, the Debenture Trustee and thereafter such holder’s Debentures will not be considered to be outstanding and such holder will not have any rights hereunder except to receive such Offer Price to which such holder is entitled upon surrender and delivery of such holder’s Debentures in accordance with the Indenture.

(viii)

The Corporation will, on or before 10:00 a.m. (Montréal time), on the Business Day immediately prior to the date on which the Corporation delivers the 90% Redemption Right Notice, pay to the Debenture Trustee by wire transfer or such other means as may be acceptable to the Debenture Trustee, an amount of money sufficient to pay the aggregate Offer Price in respect of all Debentures to be redeemed pursuant to the 90% Redemption Right (less applicable Withholding Taxes, if any). The Debenture Trustee, on behalf of the Corporation, will pay the Offer Price to the holders of Debentures in the respective amounts to which they are entitled in accordance with the exercise of the 90% Redemption Right as aforesaid upon surrender and delivery of such holders’ Debentures.

(ix)

The Debentures in respect of which the Corporation has made payment to the Debenture Trustee in accordance with the terms of this Section 2.2(k) (or the portion thereof tendered in acceptance of the Debenture Offer) will thereafter no longer be considered to be outstanding under this Indenture. The Corporation will also deposit with the Debenture Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Debenture Trustee in connection with the Debenture Offer and the exercise of the 90% Redemption Right if applicable. All Debentures in respect of which payment of the Offer Price has been so made will be cancelled by the Debenture Trustee.

(x)

In the event that only a portion of the principal amount of a Debenture is tendered by a holder thereof in acceptance of the Debenture Offer, the Corporation shall, as applicable, execute and deliver to the Debenture Trustee and the Debenture Trustee shall certify and deliver to the holder, as applicable, without charge to such holder, a certificate representing the principal amount of the Debenture not so tendered in acceptance of the Debenture Offer, or in the case of an uncertificated Debenture, update the register in accordance with its Internal Procedures.

(l)

Listing. The Corporation will use commercially reasonable efforts to maintain the listing and posting for trading of the Debentures on the TSXV or such other exchange on which the Common Shares are listed and posted for trading, and to maintain the Corporation’s status as a “reporting issuer not in default” under Applicable Securities Legislation and to remain subject to, and in compliance with, reporting obligations under either Section 13 or Section 15(d) of the United States Securities Exchange Act of 1934, as amended; provided that the foregoing covenant shall not prevent or restrict the Corporation from carrying out a transaction to which Article 11 would apply if carried out in compliance with Article 11, respectively, even if as a result of such transaction the Common Shares or the Debentures, as the case may be, cease to be listed on the TSXV or on another stock exchange recognized by relevant securities regulatory authorities or the Corporation ceases to be a “reporting issuer”.

(m)	Documents to Debenture Trustee. The Debenture Trustee will be provided with the documents and instruments referred to below prior to the issuance of any Debentures:

−	a Written Direction of the Corporation requesting certification and delivery of such Debentures and setting forth delivery instructions;

−

an opinion of Counsel, in form and substance satisfactory to the Debenture Trustee, acting reasonably, to the effect that all requirements imposed by the Indenture or by law in connection with the proposed issue of Debentures have been complied with, subject to the delivery of certain documents or instruments specified in such opinion; and

−

an Officer’s Certificate certifying that the Corporation is not in default under this Indenture, that the terms and conditions for the certification and delivery of Debentures (including those set forth in Section 15.5), have been complied with subject to the delivery of any documents or instruments specified in such Officer’s Certificate and that no Event of Default exists or will exist upon such certification and delivery.

2.3	Execution of Debentures

All certificated Debentures will be signed (either manually or by facsimile signature) by any one Director or any one authorized officer of the Corporation, on behalf of the Corporation, holding office at the time of signing. A facsimile signature upon a certificated Debenture is for all purposes of this Indenture deemed to be the signature of the person whose signature it purports to be. Notwithstanding that any person whose signature, either manual or in facsimile, appears on a certificated Debenture as Director or an authorized officer of the Corporation, on behalf of the Corporation, may no longer hold such office at the date of the Debenture or at the date of the certification and delivery thereof, such certificated Debenture will be valid and binding upon the Corporation and entitled to the benefits of this Indenture.

2.4	Certification

No certificated Debenture will be issued or, if issued, will be obligatory or will entitle the holder to the benefits of this Indenture, until it has been manually certified by or on behalf of the Debenture Trustee substantially in the form set out in this Indenture, in the relevant supplemental indenture or in some other form approved by the Debenture Trustee. Such certification on any certificated Debenture is conclusive evidence that such Debenture is duly issued, is a valid obligation of the Corporation and the holder is entitled to the benefits hereof.

The certificate of the Debenture Trustee signed on the certificated Debentures, or interim Debentures hereinafter mentioned, or the completion of its Internal Procedures as detailed below, will not be construed as a representation or warranty by the Debenture Trustee as to the validity of this Indenture or of the Debentures or interim Debentures or as to the issuance of the Debentures or interim Debentures and the Debenture Trustee will in no respect be liable or answerable for the use made of the Debentures or interim Debentures or any of them or the proceeds thereof. The certificate of the Debenture Trustee signed on the Debentures or interim Debentures, or the completion of its Internal Procedures as detailed below, will, however, be a representation and warranty by the Debenture Trustee that the Debentures or interim Debentures have been duly certified by or on behalf of the Debenture Trustee pursuant to the provisions of this Indenture.

A Debenture that is not evidenced by a certificate shall, for all purposes of this Indenture, be deemed to have been duly certified by the Debenture Trustee if the Debenture Trustee has, in respect to such Debenture, completed all Internal Procedures such that the particulars of such Debenture are entered in the register in respect of the Debentures. For this purpose, “Internal Procedures” means, in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register in respect of the Debentures at any time, the minimum number of the Debenture Trustee’s internal procedures customary at such time for the entry, change or deletion made to be complete under the operating procedures followed at such time by the Debenture Trustee.

2.5	Interim Debentures or Certificates

Pending the delivery of definitive Debentures of any series to the Debenture Trustee, the Corporation may issue and the Debenture Trustee may certify in lieu thereof interim Debentures in such forms and in such denominations and signed in such manner as provided herein, entitling the holders thereof to definitive Debentures of the series when the same are ready for delivery; or the Corporation may execute and the Debenture Trustee may certify a temporary Debenture for the whole principal amount of Debentures of the series then authorized to be issued hereunder, as the Corporation and the Debenture Trustee may approve, entitling the holders thereof to definitive Debentures of the series when the same are ready for delivery; and, when so issued and certified, such interim or temporary Debentures or interim certificates will, for all purposes but without duplication, rank in respect of this Indenture equally with Debentures duly issued hereunder and, pending the exchange thereof for definitive Debentures, the holders of the interim or temporary Debentures or interim certificates will be deemed without duplication to be Debentureholders and entitled to the benefit of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after the Corporation has delivered the definitive Debentures to the Debenture Trustee, the Debenture Trustee will cancel such temporary Debentures, if any, and will call in for exchange all interim Debentures or certificates that were issued and forthwith after such exchange will cancel the same. No charge will be made by the Corporation or the Debenture Trustee to the holders of such interim or temporary Debentures or interim certificates for the exchange thereof.

2.6	Mutilation, Loss, Theft or Destruction

In case any of the Debenture certificates issued hereunder become mutilated, lost, stolen or destroyed, the Corporation, in its discretion, may issue, and thereupon the Debenture Trustee will certify and deliver, a new Debenture upon surrender and cancellation of the mutilated Debenture, or in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture will be in a form approved by the Debenture Trustee and will be entitled to the benefits of this Indenture and rank equally in accordance with its terms with all other Debentures issued or to be issued hereunder. In case of loss, theft or destruction the applicant for a substituted Debenture will furnish to the Corporation and to the Debenture Trustee such evidence of the loss, theft or destruction of the Debenture as is satisfactory to them in their discretion and will also furnish a surety bond and an indemnity satisfactory to them in their discretion. The applicant will pay all reasonable expenses incidental to the issuance of any substituted Debenture payable to the Corporation and the Debenture Trustee..

2.7	Concerning Interest

(a)

All Debentures issued hereunder, whether originally or upon transfer, exchange or in substitution for previously issued Debentures which are interest bearing, will, bear interest (i) from and including their issue date, or (ii) from and including the last Interest Payment Date in respect of which interest has become due and payable on the outstanding Debentures, whichever is later, to but excluding the next Interest Payment Date.

(b)

Interest for any period of less than six months will be computed on the basis of a year of 360 days. Subject to Section 2.2(b) in respect of the method for calculating the amount of interest to be paid on the Debentures on the first Interest Payment Date in respect thereof, whenever interest is computed on the basis of a 365 or 366 day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 365 or 366, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

(c)	The Debenture Trustee shall be entitled to rely on the calculations of the Corporation with regards to the calculation of interest.

2.8	Debentures to Rank Pari Passu

The Debentures will be direct unsecured obligations of the Corporation. Each Debenture will rank pari passu with each other Debenture (regardless of their actual date or terms of issue) and, subject to statutory preferred exceptions, with all other present and future subordinated and unsecured indebtedness of the Corporation.

2.9	Payments of Amounts Due on Maturity

Except as may otherwise be provided herein or in any supplemental indenture in respect of Debentures and subject to Section 4.9, payments of amounts due upon maturity of the Debentures will be made in the following manner. The Corporation will establish and maintain with the Debenture Trustee an account created for such purposes (the “Maturity Account”) for the Debentures. The Maturity Account will be maintained by and be subject to the control of the Debenture Trustee for the purposes of this Indenture. On or before 10:00 a.m. (Montréal time) on the Business Day immediately prior to each maturity date for Debentures outstanding from time to time under this Indenture, the Corporation will deliver by certified cheque or wire transfer to the Debenture Trustee for deposit in the Maturity Account an amount calculated by the Corporation to be sufficient to pay the cash amount payable in respect of the Debentures (including the principal amount together with any accrued and unpaid interest thereon less applicable Withholding Taxes, if any). The Debenture Trustee, on behalf of the Corporation, will pay to each holder entitled to receive payment the principal amount of and premium (if any) and accrued and unpaid interest on the Debenture (less applicable Withholding Taxes, if any), upon surrender of the Debenture at any branch of the Debenture Trustee designated for such purpose from time to time by the Corporation and the Debenture Trustee. The delivery of such funds to the Debenture Trustee for deposit to the Maturity Account will satisfy and discharge the liability of the Corporation for the Debentures to which the delivery of funds relates to the extent of the amount delivered (plus the amount of any tax withheld or deducted as aforesaid and remitted to the proper tax authority) and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the money so delivered or made available the amount to which it is entitled. The Debenture Trustee shall make payments hereunder only to the extent that it has been funded.

2.10	Payment of Interest

(a)

With respect to any interest due on Debentures (except at maturity, on conversion or on redemption, when interest may at the option of the Corporation be paid upon surrender of such Debenture) the Corporation, either directly or through the Debenture Trustee or any agent of the Debenture Trustee, will send or forward by prepaid ordinary mail, electronic transfer of funds, or other means acceptable to the parties, payment of such interest (less applicable Withholding Taxes, if any) to the order of the registered holder of such Debenture appearing on the registers maintained by the Debenture Trustee at the close of business on the fifth Business Day prior to the applicable Interest Payment Date and addressed to the holder at the holder’s last address appearing on the register, unless such holder otherwise directs. If payment is made by cheque, such cheque will be forwarded at least three Business Days prior to each date on which interest becomes due (and, if such cheques are to be mailed by the Debenture Trustee, the Corporation will deliver to the Debenture Trustee the amount required to be paid by the Debenture Trustee one Business Day prior to the date on which the Debenture Trustee is required to mail such cheques) and if payment is made by other means (such as electronic transfer of funds, provided the Debenture Trustee will receive confirmation of receipt of funds prior to being able to wire funds to holders), such payment will be made in a manner whereby the holder receives credit for such payment on the date such interest on such Debenture becomes due. The Corporation hereby authorizes and directs the Debenture Trustee to make payments via electronic transfer when it is so requested to do so by any holder. The mailing of such cheque or the making of such payment by other means will, to the extent of the sum represented thereby, plus the amount of any tax withheld or deducted as aforesaid and remitted to the proper tax authority, satisfies and discharges all liability for interest on such Debenture, unless in the case of payment by cheque, such cheque is not paid at par on presentation. In the event of non-receipt of any cheque for or other payment of interest by the person to whom it is so sent as aforesaid, the Corporation or the Debenture Trustee will issue to such person a replacement cheque or other payment for the amount upon being furnished with such evidence of non-receipt as it reasonably requires and upon being funded and indemnified to its satisfaction. Notwithstanding the foregoing, if the Corporation is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Debenture in the manner provided above, the Corporation may make payment of such interest or make such interest available for payment in any other manner acceptable to the Debenture Trustee with the same effect as though payment had been made in the manner provided above.

(b)

Notwithstanding Section 2.10(a), for Debentures represented, in whole or in part, by a Global Debenture, all payments of interest on the Global Debenture will be made by electronic funds transfer to the Depositary or its nominee for subsequent payment to Beneficial Holders of interests in that Global Debenture, unless the Corporation and the Depositary otherwise agree. The Corporation will pay such funds to the Debenture Trustee on or before 10:00 a.m. (Montréal time) on the Business Day immediately prior to the applicable Interest Payment Date. None of the Corporation, the Debenture Trustee or any agent of the Debenture Trustee for any Debenture issued as a Global Debenture will be liable or responsible to any person for any aspect of the records related to or payments made on account of beneficial interests in any Global Debenture or for maintaining, reviewing, or supervising any records relating to such beneficial interests.

2.11	Withholding Tax

(a)

The Corporation, either directly or through the Debenture Trustee, is entitled to deduct and withhold an amount in respect of any applicable taxes or similar charges (including interest, penalties or similar amounts in respect thereof) (“Withholding Taxes”) imposed or levied by or on behalf of: (a) the Canadian government or of any Province or territory thereof or any authority or agency having power to tax, including pursuant to the Tax Act; or, (b) imposed or levied by or on behalf of the United States government or any state or subdivision thereof or any authority or agency having power to tax, including pursuant to the Code, from any payment (or portion thereof), including by the issuance of Common Shares, to be made on or in connection with the Debentures and, provided that the Corporation, or the Debenture Trustee, as the case may be, forthwith remits such Withholding Taxes to such government, authority or agency and files all required forms in respect thereof and promptly provides copies of such remittance and filing to the Debenture Trustee or the relevant Debentureholder, the amount of any such Withholding Taxes will be considered an amount paid in satisfaction of the Corporation’s obligations under the Debentures and there is no obligation on the Corporation to gross-up amounts paid or credited to a holder or any other Person in respect of such Withholdings Taxes.

(b)

The Corporation will provide the Debenture Trustee or the relevant Debentureholder with copies of receipts or other communications relating to the remittance of such Withholding Taxes or the filing of such forms received from such government, authority or agency promptly after receipt thereof.

(c)

To the extent that the amount so required to be deducted or withheld from any payment by the Corporation in respect of the Debentures exceeds the cash portion (if any) of the amounts otherwise payable in respect of the Debentures, the Corporation is hereby authorized to facilitate the sale or otherwise dispose of such portion of the consideration payable in respect of the Debentures (including any Common Shares required to be delivered by the Corporation) as is necessary to provide sufficient funds to the Corporation to enable it to comply with such Withholding Taxes requirement.

(d)

The Corporation authorizes the Debenture Trustee to convert or cause to be converted through an agent or affiliate, the Canadian dollar cash payment on account of interest, premium, if any, or principal payable to a holder in respect of the Debentures, into United States dollars, at the rate of conversion available to the Debenture Trustee on the date the funds are converted, if the holder so provides a written direction to the Debenture Trustee requesting its receipt in United States dollars. By providing the written request, the holder will have acknowledged and agreed that the exchange rate for one Canadian dollar expressed in United States dollars will be based on the exchange rate available to the Debenture Trustee on the date the funds are converted. Holders electing to have their payments paid in United States dollars will have further acknowledged and agreed that any change to the currency exchange rates of the United States or Canada will be at the sole risk of the holder

(e)

At any time, the Debenture Trustee may request direction from the Corporation in writing as to any tax reporting requirements under this Indenture and the Debenture Trustee may rely on the tax reporting requirements provided by the Corporation. The Debenture Trustee shall at all times be indemnified and held harmless by the Corporation from and against any personal liabilities of the Debenture Trustee incurred in connection with the failure of the Corporation or its agents, to report, remit or withhold taxes. This indemnification shall survive the resignation or removal of the Debenture Trustee and the termination of this Indenture solely to the extent that such liabilities have been incurred in connection with taxation years occurring during the term of this Indenture.

ARTICLE 3
REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

3.1	Fully Registered Debentures

(a)

With respect to Debentures issuable, in whole or in part, as Fully Registered Debentures, the Corporation will cause to be kept by and at the principal office of the Debenture Trustee in Toronto, Ontario and by the Debenture Trustee or such other registrar as the Corporation, with the approval of the Debenture Trustee may appoint at such other place or places, if any, as may be specified in the Debentures of such series or as the Corporation may designate with the approval of the Debenture Trustee, a register in which will be entered the names and addresses of the holders of Fully Registered Debentures and particulars of the Debentures held by them respectively and of all transfers of Fully Registered Debentures. Such registration will be noted on the Debentures by the Debenture Trustee or other registrar unless a new Debenture is issued upon such transfer.

(b)

No transfer of a Fully Registered Debenture will be valid unless made on such register referred to in Section 3.1(a) by the registered holder or such holder’s executors, administrators or other legal representatives or a mandatary duly appointed by an instrument in writing in form and execution satisfactory to the Debenture Trustee or other registrar upon surrender of the Debentures together with a duly executed form of transfer acceptable to the Debenture Trustee and upon compliance with such other reasonable requirements as the Debenture Trustee or other registrar may prescribe.

3.2	Global Debentures

(a)

With respect to Debentures issuable in whole or in part as one or more Global Debentures, the Corporation will cause to be kept by and at the principal offices of the Debenture Trustee in Toronto, Ontario and by the Debenture Trustee or such other registrar as the Corporation, with the approval of the Debenture Trustee, may appoint at such other place or places, if any, as the Corporation may designate with the approval of the Debenture Trustee, a register in which will be entered the name and address of the holder of each such Global Debenture (being the Depositary, or its nominee, for such Global Debenture) as holder thereof and particulars of the Global Debenture held by it, and of all transfers thereof. If any Debentures are at any time not Global Debentures, the provisions of Section 3.1 will govern with respect to registrations and transfers of such Debentures.

(b)

Beneficial interests in the Global Debentures will not be shown on the register or records maintained by the Debenture Trustee, but will be represented through book-entry accounts of participants on behalf of the beneficial owners of such Global Debenture. None of the Corporation, the Debenture Trustee or any other paying agent will have the responsibility or liability for any aspects of the records relating to or payments made by any Depositary or any participant on account of the beneficial interest in any Global Debenture.

(c)

Notwithstanding any other provision of this Indenture, a Global Debenture may not be transferred by the registered holder thereof and, accordingly, no definitive certificates will be issued to Beneficial Holders except in the following circumstances or as otherwise specified in an Officer’s Certificate or a supplemental indenture relating to a particular series of Debentures:

(i)

Global Debentures may be transferred by a Depositary to a nominee of such Depositary or by a nominee of a Depositary to such Depositary or to another nominee of such Depositary or by a Depositary or its nominee to a successor Depositary or its nominee;

(ii)

Global Debentures may be transferred at any time after (i) the Corporation or the Depositary for such Global Debentures has notified the Debenture Trustee that the Depositary is unwilling or unable to continue as Depositary for such Global Debentures, or (ii) the Depositary ceases to be eligible to be a Depositary pursuant to the terms hereof, provided in each case that at the time of such transfer the Corporation has not appointed a successor Depositary for such Global Debentures;

(iii)

Global Debentures may be transferred at any time after the Corporation has determined, in its sole discretion to terminate the book-entry only registration system in respect of such Global Debentures and has communicated such determination to the Debenture Trustee in writing;

(iv)

Global Debentures may be transferred at any time after the Debenture Trustee has determined that an Event of Default has occurred and is continuing with respect to the Debentures issued as a Global Debenture, provided that Beneficial Holders representing, in the aggregate, not less than 25% of the aggregate principal amount of the Debentures advise the Depositary in writing, through the Depositary Participants, that the continuation of the book-entry only registration system is no longer in their best interest and also provided that at the time of such transfer the Debenture Trustee has not waived the Event of Default pursuant to Section 8.3;

(v)	Global Debentures may be transferred if required by applicable law; or

(vi)	Global Debentures may be transferred if the book-entry only registration system ceases to exist.

(d)	With respect to the Global Debentures, unless and until definitive certificates have been issued to Beneficial Holders pursuant to Section 3.2(c):

(i)

the Corporation and the Debenture Trustee may deal with the Depositary for all purposes (including paying interest on the Debentures) as the sole holder of Debentures and the authorized representative of the Beneficial Holders;

(ii)

the rights of the Beneficial Holders will be exercised only through the Depositary and will be limited to those established by law and agreements between such Beneficial Holders and the Depositary or the Depositary Participants;

(iii)	the Depositary will make book-entry transfers among the Depositary Participants; and

(iv)

whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Debentureholders evidencing a specified percentage of the outstanding Debentures, the Depositary will be deemed to be counted in that percentage only to the extent that it has received instructions to such effect from the Beneficial Holders or the Depositary Participants, and has delivered such instructions to the Debenture Trustee.

(e)

Whenever a notice or other communication is required to be provided to Debentureholders, unless and until definitive certificate(s) have been issued to Beneficial Holders pursuant to this Section 3.2, the Debenture Trustee will provide all such notices and communications to the Depositary and the Depositary will deliver such notices and communications to such Beneficial Holders in accordance with Applicable Securities Legislation. Upon the termination of the book-entry only registration system on the occurrence of one of the conditions specified in Section 3.2(c), the Depositary will notify all Depositary Participants, who will in turn notify all applicable Beneficial Holders of the availability of definitive Debenture certificates. Upon surrender by the Depositary of the Global Debentures and receipt of new registration instructions from the Depositary, the Debenture Trustee will deliver the definitive Debenture certificates for such Fully Registered Debentures to the holders thereof in accordance with the new registration instructions and, thereafter, the registration and transfer of such Fully Registered Debentures will be governed by Section 3.1 and the remaining Sections of this Article 3.

3.3	Transferee Entitled to Registration

The transferee of a Debenture is entitled, after the appropriate form of transfer is lodged with the Debenture Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by law, to be entered on the register as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Debenture, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

3.4	No Notice of Trusts

Neither the Corporation nor the Debenture Trustee nor any registrar will be bound to take notice of or see to the execution of any trust whether express, implied or constructive, in respect of any Debenture, and may transfer the same on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

3.5	Registers Open for Inspection

The registers referred to in Sections 3.1 and 3.2 will at all reasonable times be open for inspection by the Corporation, the Debenture Trustee or any Debentureholder. Every registrar, including the Debenture Trustee, will from time to time when requested so to do by the Corporation or by the Debenture Trustee, in writing, furnish the Corporation or the Debenture Trustee, as the case may be, with a list of names and addresses of holders of registered Debentures entered on the register kept by them and showing the principal amount of the Debentures held by each such holder, provided the Debenture Trustee is entitled to charge a reasonable fee to provide such a list.

3.6	Exchanges of Debentures

(a)

Subject to Section 3.8, Debentures in any authorized form or denomination, other than Global Debentures, may be exchanged for Debentures in any other authorized form or denomination, of the same series and date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Debentures so exchanged.

(b)

In respect of exchanges of Debentures permitted by Section 3.6(a), Debentures of any series may be exchanged only at the principal offices of the Debenture Trustee in Toronto, Ontario or at such other place or places, if any, as may be specified in the Debentures of such series and at such other place or places as may from time to time be designated by the Corporation with the approval of the Debenture Trustee. Any Debenture certificates tendered for exchange will be surrendered to the Debenture Trustee. The Corporation will execute and the Debenture Trustee will certify all Debenture certificates necessary to carry out exchanges as aforesaid. All Debenture certificates surrendered for exchange will be cancelled.

(c)

Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date will be deemed to have been selected or called for redemption in the same manner.

3.7	Closing of Registers

(a)	Neither the Corporation nor the Debenture Trustee nor any registrar will be required to:

(i)	make transfers, conversions or exchanges of any Debentures on any Interest Payment Date for such Debentures or during the five preceding Business Days;

(ii)	make transfers or exchanges of any Debentures on the day of any selection by the Debenture Trustee of Debentures to be redeemed or during the five preceding Business Days; or

(iii)	make transfers or exchanges of any Debentures which will have been selected or called for redemption unless upon due presentation thereof for redemption such Debentures will not be redeemed.

(b)

Subject to any restriction herein provided, the Corporation with the approval of the Debenture Trustee may at any time close any register for any series of Debentures, other than those kept at the principal offices of the Debenture Trustee in Toronto, Ontario, and transfer the registration of any Debentures registered thereon to another register (which may be an existing register) and thereafter such Debentures will be deemed to be registered on such other register. Notice of such transfer will be given to the holders of such Debentures.

3.8	Charges for Registration, Transfer and Exchange

For each Debenture exchanged, registered, transferred or discharged from registration, the Debenture Trustee or other registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Debenture issued (such amounts to be agreed upon from time to time by the Debenture Trustee and the Corporation), and payment of such charges and reimbursement of the Debenture Trustee or other registrar for any stamp taxes or governmental or other charges required to be paid will be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge will be made to a Debentureholder hereunder:

(a)	for any exchange, registration, transfer or discharge from registration of any Debenture applied for within a period of two months from the date of the first delivery of Debentures of that series;

(b)	for any exchange of a Global Debenture as contemplated in Section 3.2; and

(c)	for any exchange of any Debenture resulting from a partial redemption under Section 4.2.

3.9	Ownership of Debentures

(a)

Unless otherwise required by law, the person in whose name any registered Debenture is registered will for all the purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of such Debenture and interest thereon will be made to such registered holder.

(b)

The registered holder for the time being of any registered Debenture will be entitled to the principal, premium, if any, and/or interest evidenced by such instruments, respectively, free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt of any such registered holder of any such principal, premium or interest will be a good discharge to the Corporation and/or the Debenture Trustee for the same and neither the Corporation nor the Debenture Trustee will be bound to inquire into the title of any such registered holder.

(c)

Where Debentures are registered in more than one name, the principal, premium, if any, and interest from time to time payable in respect thereof may be paid or credited to the order of all such holders, failing written instructions from them to the contrary, and the receipt of any one of such holders therefor will be a valid discharge to the Debenture Trustee, any registrar and to the Corporation.

(d)

In the case of the death of one or more joint holders of any Debenture the principal, premium, if any, and interest from time to time payable thereon may be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor will be a valid discharge to the Debenture Trustee, any registrar and to the Corporation.

3.10	NCI Letter of Instructions

Notwithstanding anything to the contrary set out herein, all physical Debenture certificates issued to the Depositary may be surrendered to the Debenture Trustee for an electronic position on the register of Debentureholders to be maintained by the Debenture Trustee in accordance with Section 3.2. All Debentures maintained in such electronic position will be valid and binding obligations of the Corporation, entitling the registered holders thereof to the same benefits as those registered holders who hold Debentures in physical form. This Indenture and the provisions contained herein will apply, mutatis mutandis, to such Debentures held in such electronic position. It is understood and agreed by the parties that, unless the Debenture Trustee is otherwise not in a position to perform electronic conversions, in every instance where Debentures held in an electronic position through the Depositary are to be converted in whole or in part, such Debentures being converted shall not be certificated, and it shall be sufficient for the Debenture Trustee to convert such Debentures upon receiving either a conversion notice in the form of Schedule E executed by the Depositary or an NCI Letter of Instructions in a form agreed upon by the Debenture Trustee and the Depositary, or such other form that they may require from time to time.

ARTICLE 4
REDEMPTION AND PURCHASE OF DEBENTURES

4.1	Applicability of Article

(a)

Subject to compliance with Applicable Securities Legislation, including regulatory approval, the Corporation has the right at its option to redeem, either in whole at any time or in part from time to time before maturity, either by payment of money, by issuance of Freely Tradeable Common Shares as provided in Section 4.6 or any combination thereof, Debentures issued hereunder which by their terms are made so redeemable (subject, however, to any applicable restriction on the redemption of Debentures including as set out in Section 2.2(c)) at such rate or rates of premium, if any, and on such date or dates and in accordance with such other provisions as determined at the time of issue of such Debentures and as expressed in this Indenture, in the Debentures, or in a supplemental indenture authorizing or providing for the issue thereof.

(b)

Subject to compliance with Applicable Securities Legislation, including regulatory approval, the Corporation also has the right at its option to repay, either in whole or in part, on maturity, either by payment of money in accordance with Section 2.9, by issuance of Freely Tradeable Common Shares as provided in Section 4.9 or any combination thereof, any Debentures issued hereunder which by their terms are made so repayable on maturity (subject, however, to any applicable restriction on the repayment of the principal amount of the Debentures) at such rate or rates of premium, if any, and on such date or dates and in accordance with such other provisions as determined at the time of issue of such Debenture and expressed in this Indenture, in the Debentures, or in a supplemental indenture authorizing or providing for the issue thereof.

4.2	Partial Redemption

If less than all the Debentures for the time being outstanding are at any time to be redeemed, or if a portion of the Debentures being redeemed are being redeemed for cash and a portion of such Debentures are being redeemed by the payment of Freely Tradeable Common Shares pursuant to Section 4.6, then the Debentures to be so redeemed will be selected by the Debenture Trustee on a pro rata basis to the nearest multiple of $1,000 in accordance with the principal amount of the Debentures registered in the name of each holder or in such other manner as the Debenture Trustee deems equitable, subject to the approval of the TSXV (or such other stock exchange on which the Debentures may be listed and posted for trading), as may be required from time to time. No Debenture will be redeemed in part unless the principal amount redeemed is $1,000 or a multiple thereof. For this purpose, the Debenture Trustee may make, and from time to time vary, regulations with respect to the manner in which such Debentures may be drawn for redemption in part or for redemption in cash and regulations so made will be valid and binding upon all holders of such Debentures notwithstanding the fact that as a result thereof one or more of such Debentures may become subject to redemption in part only or for cash only. In the event that one or more of such Debentures becomes subject to redemption in part only, upon surrender of any such Debentures for payment of the Redemption Price, together with interest accrued to but excluding the Redemption Date, the Corporation will execute and the Debenture Trustee will certify and deliver without charge to the holder thereof or upon the holder’s order one or more new Debentures for the unredeemed part of the principal amount of the Debenture or Debentures so surrendered or, with respect to a Global Debenture, the Debenture Trustee, will make, or have made, notations on the Global Debenture (or in the case of an uncertificated Global Debenture, in accordance with the Debenture Trustee’s Internal Procedures) of the principal amount thereof so redeemed. Unless the context otherwise requires, the terms “Debenture” or “Debentures” as used in this Article 4 is deemed to mean or include any part of the principal amount of any Debenture which in accordance with the foregoing provisions has become subject to redemption.

4.3	Notice of Redemption

Notice of redemption (the “Redemption Notice”) of the Debentures will be given to the holders of the Debentures to be redeemed not more than 60 days nor, subject to Section 4.6(b), less than 30 days prior to the date fixed for redemption (the “Redemption Date”) in the manner provided in Section 14.2. Every such notice will specify the aggregate principal amount of Debentures called for redemption, the Redemption Date, the Redemption Price and the places of payment and it will state that interest upon the principal amount of Debentures called for redemption will cease to be payable from and after the Redemption Date. In addition, if all the outstanding Debentures are to be redeemed, the Redemption Notice will specify in the case of a Global Debenture, that the redemption will take place in such manner as may be agreed upon by the Depositary, the Debenture Trustee and the Corporation.

4.4	Debentures Due on Redemption Dates

Notice having been given as provided in Section 4.3, the Debentures so called for redemption will thereupon be and become due and payable at the Redemption Price, together with accrued interest to but excluding the Redemption Date, on the Redemption Date specified in such notice, in the same manner and with the same effect as if it were the date of maturity specified in such Debentures, anything therein or herein to the contrary notwithstanding; and from and after such Redemption Date, if the monies necessary to redeem, or the Common Shares to be issued to redeem, such Debentures will have been deposited as provided in Section 4.5 and affidavits or other proof satisfactory to the Debenture Trustee as to the publication and/or mailing of such notices will have been lodged with it, interest upon the Debentures will cease. If any question arises as to whether any notice has been given as above provided and such deposit made, such question will be decided by the Debenture Trustee whose decision will be final and binding upon all parties in interest.

4.5	Deposit of Redemption Monies or Common Shares

(a)

Redemption of Debentures will be provided for by the Corporation paying and/or depositing with the Debenture Trustee or any paying agent to the order of the Debenture Trustee, on or before 10:00 a.m. Montréal time on the Business Day immediately prior to the Redemption Date specified in such notice, such sums of money, by wire transfer or such other means as may be acceptable to the Debenture Trustee and/or arranging for the issuance of such certificates or electronic deposits representing such Common Shares, or both as the case may be, as may be sufficient to pay the Redemption Price of the Debentures so called for redemption, plus accrued and unpaid interest thereon up to but excluding the Redemption Date.

(b)

The Corporation will also deposit with the Debenture Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Debenture Trustee in connection with such redemption. Every such deposit is irrevocable. From the sums so deposited, or certificates so deposited, or both, the Debenture Trustee will pay or cause to be paid, or issue or cause to be issued, to the holders of such Debentures so called for redemption, upon surrender of such Debentures, the principal, premium (if any) and interest (if any) to which they are respectively entitled on redemption (less applicable Withholding Taxes, if any).

4.6	Right to Repay Redemption Price in Common Shares

(a)

Subject to the other provisions of this Section 4.6 and applicable regulatory approval, the Corporation may, at its option, in exchange for or in lieu of paying the Redemption Price in money, elect to satisfy its obligation to pay all or any portion of the Redemption Price by issuing and delivering to holders on the Redemption Date that number of Freely Tradeable Common Shares obtained by dividing the Redemption Price or an applicable portion thereof, to be satisfied by the issuance and delivery of Freely Tradeable Common Shares, by 95% of the Current Market Price on the Redemption Date (the “Common Share Redemption Right”),

(b)

The Corporation will exercise the Common Share Redemption Right by so specifying in the Redemption Notice which will be delivered to the Debenture Trustee and the holders of Debentures not more than 60 days and not less than 30 days prior to the Redemption Date. The Redemption Notice will also specify the aggregate principal amount of Debentures in respect of which it is exercising the Common Share Redemption Right.

(c)	The Corporation’s right to exercise the Common Share Redemption Right is conditional upon the following conditions being met on the Business Day preceding the Redemption Date:

(i)

the issuance of the Common Shares on the exercise of the Common Share Redemption Right will be made in accordance with Applicable Securities Legislation and such Common Shares will be issued as Freely Tradeable Common Shares;

(ii)	the listing of such additional Freely Tradeable Common Shares on each stock exchange on which the Common Shares are then listed;

(iii)	the Corporation being a reporting issuer in good standing under Applicable Securities Legislation where the distribution of such Freely Tradeable Common Shares occurs;

(iv)	no Event of Default will have occurred and be continuing;

(v)

the receipt by the Debenture Trustee of an Officer’s Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Common Shares to be delivered for each $1,000 principal amount of Debentures and the Current Market Price of the Common Shares on the Redemption Date; and

(vi)

the receipt by the Debenture Trustee of an opinion of Counsel to the effect that such Common Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Redemption Price, will be validly issued as fully paid and non-assessable, that conditions (i) and (ii) above have been satisfied and that, relying exclusively on certificates of good standing or lists of reporting issuers not in default issued by the relevant securities authorities, condition (iii) above is satisfied, except that the opinion in respect of condition (iii) need not be expressed with respect to those provinces where such certificates or lists are not issued.

If the foregoing conditions are not satisfied prior to the close of business on the Business Day preceding the Redemption Date, the Corporation will pay the Redemption Price in cash in accordance with Section 4.5 unless the Debentureholders waive the conditions which are not satisfied by way of Extraordinary Resolution.

(d)

In the event that the Corporation duly exercises its Common Share Redemption Right, the Corporation will on or before 10:00 a.m. (Montréal time) on the Business Day immediately prior to the Redemption Date, deliver to, or arrange through its transfer agent for Common Shares, for delivery for and on account of the holders, upon the due presentation and surrender of the Debentures to the Debenture Trustee, the Freely Tradeable Common Shares to which such holders are entitled. From the Common Shares so deposited in addition to amounts payable by the Debenture Trustee pursuant to Section 4.5, the Debenture Trustee will, upon the due presentation and surrender of the Debentures, pay or cause to be paid to the holders of such Debentures the Redemption Price of the Debentures called for redemption in the amounts to which they are respectively entitled on the Redemption Date plus accrued and unpaid interest thereon up to but excluding the Redemption Date (less applicable Withholding Taxes, if any) and deliver to such holders the Common Shares to which such holders are entitled.

(e)

No fractional Common Shares will be delivered upon the exercise of the Common Share Redemption Right but, in lieu thereof, the Corporation will pay to the Debenture Trustee for the account of the holders, at the time contemplated in Section 4.5(a), the cash equivalent thereof determined on the basis of the Current Market Price of the Common Shares on the Redemption Date (less applicable Withholding Taxes, if any).

(f)

A holder of Debentures will be treated as the Shareholder of record of the Freely Tradeable Common Shares issued on due exercise by the Corporation of its Common Share Redemption Right effective immediately after the close of business on the Redemption Date, and will be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including dividends or distributions in kind) thereon and arising thereafter, and in the event that the Debenture Trustee receives the same, it will hold the same in trust for the benefit of such holder.

(g)

The Corporation will at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited), solely for the purpose of issue and delivery upon the exercise of the Corporation’s Common Share Redemption Right as provided herein, and, upon exercise by the Corporation of such Common Share Redemption Right, will issue to Debentureholders such number of Freely Tradeable Common Shares as are issuable in such event. All Freely Tradeable Common Shares which are so issuable will be duly and validly issued as fully paid and non-assessable.

(h)

The Corporation will comply with all Applicable Securities Legislation regulating the issue and delivery of Freely Tradeable Common Shares upon exercise of the Common Share Redemption Right and will cause to be listed and posted for trading such Common Shares on each stock exchange on which the Common Shares are then listed.

(i)

The Corporation will from time to time promptly pay, or cause to be paid, all taxes and charges which may be imposed by the laws of Canada or any province thereof (except income tax, Withholding Tax or security transfer tax, if any) which will be payable with respect to the issuance or delivery of Freely Tradeable Common Shares to holders upon exercise of the Common Share Redemption Right pursuant to the terms of the Debentures and of this Indenture.

(j)

If the Corporation elects to satisfy its obligation to pay all or any portion of the Redemption Price by issuing Freely Tradeable Common Shares in accordance with this Section 4.6 and if the Redemption Price (or any portion thereof) to which a holder is entitled is subject to Withholding Taxes and the amount of the cash payment of the Redemption Price, if any, is insufficient to satisfy such Withholding Taxes, the Debenture Trustee, on the Written Direction of the Corporation but for the account of the holder, will sell, or cause to be sold through the investment banks, brokers or dealers specified by the Corporation, out of the Freely Tradeable Common Shares issued by the Corporation for the account of such holder for this purpose, such specified number of Freely Tradeable Common Shares that together with the cash payment of the Redemption Price, if any, is sufficient to yield net proceeds (after payment of all costs) to cover the amount of taxes required to be withheld or deducted, and will remit same on behalf of the Corporation to the proper tax authorities within the period of time prescribed for this purpose under applicable laws.

(k)

Interest accrued and unpaid on the Debentures on the Redemption Date will be paid (less applicable Withholding Taxes, if any) to holders of Debentures, in cash, in the manner contemplated in Section 4.5, subject to Article 10.

4.7	Failure to Surrender Debentures Called for Redemption

In case the holder of any Debenture called for redemption fails on or before the Redemption Date to surrender such holder’s Debenture, or has not within such time accepted payment of the redemption monies payable, or taken delivery of certificates representing such Common Shares issuable in respect thereof, or given such receipt therefor, if any, as the Debenture Trustee may require, such redemption monies may be set aside in trust, or such certificates may be held in trust without interest, either in the deposit department of the Debenture Trustee or in a Canadian chartered bank, and such setting aside will for all purposes be deemed a payment to the Debentureholder of the sum or Common Shares so set aside and, to that extent, the Debenture will thereafter not be considered as outstanding hereunder. The Debentureholder will have no other right thereunder except to receive payment of the Redemption Price of such Debenture plus any accrued but unpaid interest thereon to but excluding the Redemption Date out of the monies so paid and deposited, or take delivery of the certificates so deposited, or both, as the case may be, less applicable Withholding Taxes, if any, upon surrender and delivery of such holder’s Debenture. In the event that any money, or certificates for Common Shares, required to be deposited hereunder with the Debenture Trustee or any depositary or paying agent on account of principal, premium, if any, or interest, if any, on Debentures issued hereunder will remain so deposited for a period of six years from the Redemption Date, then, subject to any applicable law regarding unclaimed property, such monies or certificates for Common Shares, together with any accumulated interest thereon or any dividend or distribution paid thereon, will at the end of such period be paid over or delivered over by the Debenture Trustee or such depositary or paying agent to the Corporation on its demand, and thereupon the Debenture Trustee will not be responsible to Debentureholders for any amounts owing to them and subject to applicable law, thereafter the holder of a Debenture in respect of which such money was so repaid to the Corporation will have no rights in respect thereof except to obtain payment of the money or Common Shares due from the Corporation.

4.8	Purchase of Debentures by the Corporation

Unless otherwise specifically provided with respect to the Debentures, the Corporation, if it is not at the time in default hereunder, may, at any time and from time to time, purchase Debentures in the market (which includes purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by private contract, at any price. All Debentures so purchased will be delivered to the Debenture Trustee and cancelled and no Debentures will be issued in substitution therefor. If, upon an invitation for tenders, more Debentures are tendered at the same lowest price that the Corporation is prepared to accept, the Debentures to be purchased by the Corporation will be selected by the Debenture Trustee on a pro rata basis or in such other manner consented to by the TSXV or such other exchange on which the Debentures may be listed and posted for trading which the Debenture Trustee considers appropriate, from the Debentures tendered by each tendering Debentureholder who tendered at such lowest price. For this purpose the Debenture Trustee may make, and from time to time amend, regulations with respect to the manner in which Debentures may be so selected, and regulations so made will be valid and binding upon all Debentureholders, notwithstanding the fact that as a result thereof one or more of such Debentures become subject to purchase in part only. The holder of a Debenture of which only a part is purchased, upon surrender of such Debenture for payment, will be entitled to receive, without expense to such holder, one or more new Debentures for the unpurchased part so surrendered, and the Debenture Trustee will certify and deliver such new Debenture or Debentures upon receipt of the Debenture so surrendered or, with respect to a Global Debenture, the Debenture Trustee will make notations on the Global Debenture (or in the case of an uncertificated Global Debenture, in accordance with the Debenture Trustee’s Internal Procedures) of the principal amount thereof so purchased.

4.9	Right to Repay Principal Amount in Common Shares

(a)

Subject to the other provisions of this Section 4.9 and applicable regulatory approval, the Corporation may, at its option, in exchange for or in lieu of paying all or any portion of the principal amount of the Debentures outstanding in money, elect to satisfy its obligation to repay all or any portion of the principal amount of the Debentures outstanding by issuing and delivering to holders on the Maturity Date, for each $1,000 due, that number of Freely Tradeable Common Shares obtained by dividing $1,000 by 95% of the Current Market Price of the Common Shares (the “Common Share Repayment Right”) on the Maturity Date.

(b)

The Corporation will exercise the Common Share Repayment Right by so specifying in the Maturity Notice, which will be delivered to the Debenture Trustee and the holders of Debentures not more than 60 days and not less than 30 days prior to the Maturity Date.

(c)	The Corporation’s right to exercise the Common Share Repayment Right is conditional upon the following conditions being met on the Business Day preceding the Maturity Date:

(i)

the issuance of the Common Shares on the exercise of the Common Share Repayment Right will be made in accordance with Applicable Securities Legislation and such Common Shares will be issued as Freely Tradeable Common Shares.;

(ii)	the listing of such additional Freely Tradeable Common Shares on each stock exchange on which the Common Shares are then listed;

(iii)	the Corporation being a reporting issuer in good standing under Applicable Securities Legislation where the distribution of such Freely Tradeable Common Shares occurs;

(iv)	no Event of Default will have occurred and be continuing;

(v)

the receipt by the Debenture Trustee of an Officer’s Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Common Shares to be delivered for each $1,000 principal amount of Debentures and the Current Market Price of the Common Shares on the Maturity Date in accordance with the provisions of Section 4.9(a); and

(vi)

the receipt by the Debenture Trustee of an opinion of Counsel to the effect that such Common Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the principal amount of the Debentures outstanding will be validly issued as fully paid and non-assessable, that conditions (i) and (ii) above have been satisfied and that, relying exclusively on certificates of good standing or list of reporting issuers in default issued by the relevant securities authorities, condition (iii) above is satisfied, except that the opinion in respect of condition (iii) need not be expressed with respect to those provinces where such certificates or lists are not issued.

If the foregoing conditions are not satisfied prior to the close of business on the Business Day preceding the Maturity Date, the Corporation will pay the principal amount of the Debentures outstanding in cash in accordance with Section 2.9, unless the Debentureholders waive the conditions which are not satisfied by way of Extraordinary Resolution.

(d)

In the event that the Corporation duly exercises its Common Share Repayment Right, the Corporation will on or before 10:00 a.m. (Montréal time) on the Maturity Date, deliver to the Debenture Trustee or will arrange through its transfer agent for the Common Shares, for delivery to and on account of the holders, upon the due presentation and surrender of the Debentures, the Freely Tradeable Common Shares to which such holders are entitled. The Corporation will also deposit with the Debenture Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Debenture Trustee in connection with the Common Share Repayment Right. Every such deposit will be irrevocable. From the Common Shares so deposited in addition to amounts payable by the Debenture Trustee pursuant to Section 2.9, the Debenture Trustee will pay or cause to be paid, to the holders of such Debentures upon surrender of such Debentures, the principal amount of and premium (if any) on the Debentures to which they are respectively entitled on maturity and deliver to such holders the Common Shares to which such holders are entitled. The delivery of such Common Shares to the Debenture Trustee will satisfy and discharge the liability of the Corporation for the Debentures to which the delivery of Common Shares relates to the extent of the amount delivered (plus the amount remitted to the proper tax authority obtained from any Freely Tradeable Common Shares sold to pay applicable taxes in accordance with Section 4.9(j)) and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the Common Shares so delivered, the Common Shares to which it is entitled.

(e)

No fractional Common Shares will be delivered upon the exercise of the Common Share Repayment Right but, in lieu thereof, the Corporation will pay to the Debenture Trustee for the account of the holders, at the time contemplated in Section 2.9, the cash equivalent thereof determined on the basis of the Current Market Price of the Common Shares on the Maturity Date (less applicable Withholding Taxes, if any).

(f)

A registered holder will be treated as the Shareholder of record of the Freely Tradeable Common Shares issued on due exercise by the Corporation of its Common Share Repayment Right effective immediately after the close of business on the Maturity Date, and will be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends (including dividends in kind) thereon and arising thereafter, and in the event that the Debenture Trustee receives the same, it will hold the same in trust for the benefit of such holder.

(g)

The Corporation will at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited), solely for the purpose of issue and delivery upon the exercise of the Common Share Repayment Right as provided herein, and will issue to Debentureholders to whom Freely Tradeable Common Shares will be issued pursuant to exercise of the Common Share Repayment Right, such number of Freely Tradeable Common Shares as will be issuable in such event. All Freely Tradeable Common Shares which will be so issuable will be duly and validly issued as fully paid and non-assessable.

(h)

The Corporation will comply with all Applicable Securities Legislation regulating the issue and delivery of Freely Tradeable Common Shares upon exercise of the Common Share Repayment Right and will cause to be listed and posted for trading such Freely Tradeable Common Shares on the TSXV or such other exchange on which the Common Shares are then listed.

(i)

The Corporation will from time to time promptly pay all taxes and charges which may be imposed by the laws of Canada or any province thereof (except income tax, Withholding Tax or security transfer tax, if any) which will be payable with respect to the issuance or delivery of Freely Tradeable Common Shares to holders upon exercise of the Common Share Repayment Right pursuant to the terms of the Debentures and of this Indenture.

(j)

If the Corporation elects to satisfy its obligation to pay all or any portion of the principal amount of Debentures due on maturity by issuing Freely Tradeable Common Shares in accordance with this Section 4.9 and if the principal amount (or any portion thereof) to which a holder is entitled is subject to Withholding Taxes and the amount of the cash payment of the principal amount due on maturity, if any, is insufficient to satisfy such Withholding Taxes, the Debenture Trustee, on the Written Direction of the Corporation but for the account of the holder (i) will sell, or cause to be sold, through the investment banks, brokers or dealers specified by the Corporation, out of the Freely Tradeable Common Shares issued by the Corporation for the account of such holder for this purpose, such number of Freely Tradeable Common Shares that together with the cash component of the principal amount due on maturity is sufficient to yield net proceeds (after payment of all costs) to cover the amount of taxes required to be withheld, and (ii) will remit such amount withheld on behalf of the Corporation to the proper tax authorities within the period of time prescribed for this purpose under applicable laws.

(k)

Certificates representing Freely Tradeable Common Shares issued in respect of the Common Share Repayment Right may have imprinted or otherwise reproduced thereon such legend or legends or endorsements as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform to general usage.

(l)

Subject to Article 10, interest accrued and unpaid on the Debentures on the Maturity Date will be paid (less applicable Withholding Taxes, if any) to holders of Debentures, in cash, in the manner contemplated in Section 2.10.

4.10	Cancellation of Debentures Redeemed

Subject to the provisions of Sections 4.2 and 4.8 as to Debentures redeemed or purchased in part, all Debentures redeemed and paid under this Article 4 will forthwith be delivered to the Debenture Trustee and cancelled and no Debentures will be issued in substitution therefor.

ARTICLE 5
SUBORDINATION OF DEBENTURES

5.1	Applicability of Article

The indebtedness evidenced by the Debentures issued hereunder which by their terms are subordinate, including the principal thereof and interest thereon, will be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth in the following sections of this Article 5 to the prior payment in full, of all Senior Indebtedness of the Corporation and each holder of any Debenture by his acceptance thereof agrees to and will be bound by the provisions of this Article 5.

5.2	Order of Payment

Upon any distribution of the assets of the Corporation on any dissolution, winding-up, total liquidation or reorganization of the Corporation (whether in bankruptcy, insolvency or receivership proceedings, or upon an “assignment for the benefit of creditors” or any other marshalling of the assets and liabilities of the Corporation, or otherwise) or any sale of all or substantially all of the assets of the Corporation:

(a)

all Senior Indebtedness will first be paid in full, or provision made for such payment, before any payment is made on account of the principal of or interest on the indebtedness evidenced by the Debentures; and

(b)

any payment or distribution of assets of the Corporation, whether in cash, property or securities, to which the holders of the Debentures or the Debenture Trustee on behalf of such holders would be entitled except for the provisions of this Article 5, will be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

5.3	Subrogation to Rights of Holders of Senior Indebtedness

Subject to the payment in full of all Senior Indebtedness, the holders of the Debentures will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Corporation to the extent of the application thereto of such payments or other assets which would have been received by the holders of the Debentures but for the provisions hereof until the principal of and interest on the Debentures has been paid in full, and no such payments or distributions to the holders of the Debentures of cash, property or securities, which otherwise would be payable or distributable to the holders of the Senior Indebtedness, will, as between the Corporation, its creditors other than the holders of Senior Indebtedness, and the holders of Debentures, be deemed to be a payment by the Corporation to the holders of the Senior Indebtedness or on account of the Senior Indebtedness, it being understood that the provisions of this Article 5 are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of Senior Indebtedness, on the other hand.

5.4	Obligation to Pay Not Impaired

Nothing contained in this Article 5 or elsewhere in this Indenture or in the Debentures is intended to impair, as between the Corporation, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Corporation, which is absolute and unconditional, to pay to the holders of the Debentures the principal and interest on the Debentures, as and when the same becomes due and payable in accordance with their terms; or affect the relative rights of the holders of the Debentures and creditors of the Corporation other than the holders of the Senior Indebtedness; or will anything herein or therein prevent the Debenture Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 5 of the holders of Senior Indebtedness in respect of cash, property or securities of the Corporation received upon the exercise of any such remedy.

5.5	No Payment if Senior Indebtedness in Default

(a)

Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, then, all principal of and interest on all such matured Senior Indebtedness will first be paid in full, or will first have been duly provided for, before any payment is made on account of principal of or interest on the Debentures.

(b)

In case of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, unless and until such default will have been cured or waived or ceased to exist, no payment (by purchase of Debentures or otherwise) will be made by the Corporation with respect to the principal of or interest on the Debentures and neither the Debenture Trustee nor the holders of Debentures will be entitled to demand, institute proceedings for the collection of, or receive any payment or benefit (including without limitation by set-off, combination of accounts, realization of security or otherwise in any manner whatsoever) on account of the Debentures after the happening of such a default (except as provided in Section 5.8), and unless and until such default has been cured or waived or has ceased to exist, such payments will be held in trust for the benefit of, and, if and when such Senior Indebtedness becomes due and payable, will be paid over to, the holders of the Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing an amount of the Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

(c)	The fact that any payment hereunder is prohibited by this Section 5.5 will not prevent the failure to make such payment from being an Event of Default hereunder.

5.6	Payment on Debentures Permitted

Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Debentures, will affect the obligation of the Corporation to make, or prevent the Corporation from making, at any time except during the pendency of any dissolution, winding up or liquidation of the Corporation or reorganization proceedings specified in Section 5.2 affecting the affairs of the Corporation, any payment of principal of or interest on the Debentures, except that the Corporation will not make any such payment other than as contemplated by this Article 5, if it is in default in payment of any Senior Indebtedness permitting the holder thereof to accelerate the maturity thereof. The fact that any such payment is prohibited by this Section 5.6 will not prevent the failure to make such payment from being an Event of Default hereunder. Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Debentures, will prevent the conversion of the Debentures or the application by the Debenture Trustee of any monies deposited with the Debenture Trustee hereunder for the purpose, to the payment of or on account of the principal of or interest on the Debentures.

5.7	Confirmation of Subordination

Each holder of Debentures by its acceptance thereof authorizes and directs the Debenture Trustee on its behalf to take such action, relying on the advice of Counsel, as may be necessary or appropriate to effect the subordination as provided in this Article 5 and appoints the Debenture Trustee its attorney-in-fact for any and all such purposes. Upon request of the Corporation, and upon being furnished an Officer’s Certificate stating that one or more named persons are holders of Senior Indebtedness, or the representative or representatives of such holders, or the trustee or trustees under which any instrument evidencing such Senior Indebtedness may have been issued, and specifying the amount and nature of such Senior Indebtedness, the Debenture Trustee will enter into a written agreement or agreements with the Corporation and the person or persons named in such Officer’s Certificate providing that such person or persons are entitled to all the rights and benefits of this Article 5 as the holder or holders, representative or representatives, or trustee or trustees of the Senior Indebtedness specified in such Officer’s Certificate and in such agreement. Such agreement will be conclusive evidence that the indebtedness specified therein is Senior Indebtedness; however, nothing herein will impair the rights of any holder of Senior Indebtedness who has not entered into such an agreement.

5.8	Knowledge of Debenture Trustee

Notwithstanding the provisions of this Article 5, the Debenture Trustee will not be charged with knowledge of the existence of any fact that would prohibit the making of any payment of monies to or by the Debenture Trustee, or the taking of any other action by the Debenture Trustee, unless and until the Debenture Trustee has received written notice thereof from the Corporation, any Debentureholder or any holder or representative of any class of Senior Indebtedness or on its behalf.

5.9	Debenture Trustee May Hold Senior Indebtedness

The Debenture Trustee is entitled to all the rights set forth in this Article 5 with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture deprives the Debenture Trustee of any of its rights as such holder.

5.10	Rights of Holders of Senior Indebtedness Not Impaired

No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any non-compliance by the Corporation with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

5.11	Altering the Senior Indebtedness

The holders of the Senior Indebtedness have the right to extend, renew, revise, restate, modify or amend the terms of the Senior Indebtedness or any security therefor and to release, sell or exchange such security and otherwise to deal freely with the Corporation, all without notice to or consent of the Debentureholders or the Debenture Trustee and without affecting the liabilities and obligations of the parties to this Indenture or the Debentureholders or the Debenture Trustee.

5.12	Additional Indebtedness

This Indenture does not restrict the Corporation or any Subsidiary from incurring additional indebtedness, including indebtedness that ranks senior to the Debentures, or mortgaging, pledging or charging its properties to secure any indebtedness.

5.13	Right of Debentureholder to Convert Not Impaired

The subordination of the Debentures to the Senior Indebtedness and the provisions of this Article 5 do not impair in any way the right of a Debentureholder to convert its Debentures pursuant to Article 6.

5.14	Invalidated Payments

In the event that any of the Senior Indebtedness shall be paid in full and subsequently, for whatever reason, such formerly paid or satisfied Senior Indebtedness becomes unpaid or unsatisfied, the terms and conditions of this Article 5 shall be reinstated and the provisions of this Article 5 shall again be operative until all Senior Indebtedness is repaid in full, provided that such reinstatement shall not give the holders of Senior Indebtedness any rights or recourses against the Debenture Trustee or the Debentureholders for amounts paid to the Debentureholders subsequent to such payment or satisfaction in full and prior to such reinstatement.

ARTICLE 6
CONVERSION OF DEBENTURES

6.1	Applicability of Article

(a)

Debentures issued hereunder are convertible into Freely Tradeable Common Shares or other securities, at such conversion rate or rates, and on such date or dates and in accordance with such other provisions as have been determined at the time of their issuance, as same may be amended from time to time, in a supplemental indenture.

(b)

Such right of conversion will extend only to the maximum number of whole Common Shares into which the aggregate principal amount of the Debenture or Debentures surrendered for conversion at any one time by the holder thereof may be converted. Fractional interests in Common Shares will be dealt with in the manner provided in Section 6.5.

6.2	Revival of Right to Convert

If the redemption of any Debenture called for redemption by the Corporation is not made or the payment of the purchase price of any Debenture which has been tendered in acceptance of an offer by the Corporation to purchase Debentures for cancellation is not made, in the case of a redemption upon due surrender of such Debenture or in the case of a purchase on the date on which such purchase is required to be made, as the case may be, then, the right to convert such Debentures will revive and continue as if such Debenture had not been called for redemption or tendered in acceptance of the Corporation’s offer, respectively.

6.3	Manner of Exercise of Right to Convert

(a)

The holder of a Debenture desiring to convert such Debenture in whole or in part into Common Shares will surrender such Debenture to the Debenture Trustee at its principal office in Toronto, Ontario together with the conversion notice in the form attached hereto as Schedule E or any other written notice in a form satisfactory to the Debenture Trustee, in either case duly executed by the holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Debenture Trustee, exercising his right to convert such Debenture in accordance with the provisions of this Article 6; provided that with respect to a Global Debenture, the obligation to surrender a Debenture to the Debenture Trustee will be satisfied if the Debenture Trustee makes notation on the Global Debenture (or in the case of an uncertificated Global Debenture, in accordance with the Debenture Trustee’s Internal Procedures) of the principal amount thereof so converted and the Debenture Trustee is provided with all other documentation which it may reasonably request. Thereupon, the principal of the Debenture shall become due and payable to such Debentureholder and such principal amount shall be discharged and satisfied in full without any further action by the holder or the Corporation by the making of any cash payment required to be made under Section 6.5 and, as to the balance, by being applied as payment in full of the Conversion Price for the number of whole Common Shares into which such Debenture is convertible in accordance with the provisions of this Article 6. Upon such discharge and satisfaction, such Debentureholder or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Debenture Trustee, his nominee(s) or assignee(s) will be entitled to be entered in the books of the Corporation as at the Business Day immediately after the Date of Conversion (or such later date as is specified in Section 6.3(b)) as the holder of the number of Common Shares into which such Debenture is convertible in accordance with the provisions of this Article 6 and, as soon as practicable thereafter, the Corporation will, as need be, deliver, or cause its transfer agent to deliver to such Debentureholder or, subject as aforesaid, his nominee(s) or assignee(s), a certificate or certificates for such Common Shares and make or cause to be made any payment of interest to which such holder is entitled in accordance with Section 6.3(e) hereof.

(b)

For the purposes of this Article 6, a Debenture will be deemed to be surrendered for conversion on the date on which it is so surrendered in accordance with the provisions of this Article 6 or, in the case of a Global Debenture, on the date on which the Debenture Trustee received notice of and all necessary documentation, provided the documentation is received in good order, in respect of the exercise of the conversion rights and, in the case of a Debenture so surrendered by mail or other means of transmission, on the date on which it is received by the Debenture Trustee at its office specified in Section 6.3(a); provided that if a Debenture is surrendered for conversion on a day on which the register of Debentures is closed, the Debentures will be deemed to be surrendered as at the date on which such register is next reopened (in each case, the “Date of Conversion”).

(c)

Any part, being $1,000 or an integral multiple thereof, of a Debenture may be converted as provided in this Article 6 and all references in this Indenture to conversion of Debentures will be deemed to include conversion of such part.

(d)

Upon a holder of any Debenture exercising the right of conversion in respect of only a part of the Debenture and surrendering such Debenture to the Debenture Trustee, in accordance with Section 6.3(a) the Debenture Trustee will cancel the same and will without charge forthwith certify and deliver to the holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered or, with respect to a Global Debenture, the Debenture Trustee will make notations on the Global Debenture of the principal amount thereof so converted.

(e)

The holder of a Debenture surrendered for conversion in accordance with this Section 6.3 will be entitled to receive accrued and unpaid interest in respect thereof from the last Interest Payment Date prior to conversion (or the date of issue of the Debentures if there has not yet been an Interest Payment Date) to, but excluding, the Date of Conversion and the Common Shares issued upon such conversion will rank only in respect of dividends declared in favour of Shareholders of record on and after the Business Day immediately after the Date of Conversion or such later date as such holder becomes the holder of record of such Common Shares pursuant to Section 6.3(b), from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares. Where the Depositary is the registered holder of the Debenture, the Debenture Trustee shall accept delivery of and act upon a Depositary letter of instruction in place of a conversion notice signed by the registered holder, containing all pertinent conversion information and accompanied by a panel for Debenture principal markdown by the Debenture Trustee, or such other documentation submitted by the Depositary which the Debenture Trustee may deem satisfactory to effect the conversion being requested.

(f)

In the event of a conversion of Debentures into Freely Tradeable Common Shares where the holder is subject to Withholding Taxes, the Debenture Trustee, on the Written Direction of the Corporation but for the account of the holder, will sell, or cause to be sold through the investment banks, brokers or dealers selected by the Corporation, out of the specified amount of Freely Tradeable Common Shares issued by the Corporation for this purpose, such number of Freely Tradeable Common Shares that together with any cash payment in lieu of fractional Common Shares or interest accrued and payable on the Debentures then converted, if any, is sufficient to yield net proceeds (after payment of all costs) to cover the amount of taxes required to be withheld, and will remit such amount withheld on behalf of the Corporation to the proper tax authorities within the period of time prescribed for this purpose under applicable laws.

(g)	Notwithstanding any other provision of this Article 6, no Debenture may be converted during the five Business Day preceding an Interest Payment Date or the Maturity Date.

6.4	Adjustment of Conversion Price

The Conversion Price in effect at any date will be subject to adjustment from time to time as set forth below.

(a)	If at any time prior to the Maturity Date the Corporation

(i)	subdivides or redivides the outstanding Common Shares into a greater number of Common Shares,

(ii)	reduces, combines or consolidates the outstanding Common Shares into a smaller number of Common Shares, or

(iii)

issues Common Shares or securities exchangeable or convertible into Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a dividend or distribution or otherwise (other than the issue of Common Shares to holders of Common Shares who have elected to receive dividend or distributions in the form of Common Shares in lieu of cash dividends or distributions paid in the ordinary course on the Common Shares);

then the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Common Shares by way of a dividend or distribution or otherwise, as the case may be, will, in the case of any of the events referred to in (i) and (iii) above be decreased in proportion to the number of outstanding Common Shares resulting from such subdivision, redivision, or issue by way of dividend or distribution or otherwise; or will, in the case of any of the events referred to in (ii) above, be increased in proportion to the number of outstanding Common Shares resulting from such reduction, combination or consolidation. Such adjustment will be made successively whenever any event referred to in this Section 6.4(a) occurs. Any such issue of Common Shares by way of a dividend or distribution will be deemed to have been made on the record date for the dividend or distribution for the purpose of calculating the number of outstanding Common Shares under subsections (b) and (c) of this Section 6.4.

(b)

If at any time prior to the Maturity Date the Corporation fixes a record date for the issuance of options, rights or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible or exchangeable into Common Shares) at a price per Common Share (or having a conversion or exchange price per Common Share) less than 95% of the Current Market Price of a Common Share on such record date, then the Conversion Price will be adjusted immediately after such record date so that it will equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator will be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the quotient obtained by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price per Common Share, and of which the denominator will be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible or exchangeable). Such adjustment will be made successively whenever such a record date is fixed. To the extent that any such options, rights or warrants are not so issued or any such options, rights or warrants are not exercised prior to the expiration thereof, the Conversion Price will be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect if only the number of Common Shares (or securities convertible into Common Shares) actually issued upon the exercise of such options, rights or warrants were included in such fraction, as the case may be.

(c)

If at any time prior to the Maturity Date the Corporation fixes a record date for the making of a dividend or distribution to all or substantially all the holders of its outstanding Common Shares of (i) Common Shares or other securities of any class other than Common Shares, (ii) rights, options or warrants (excluding, rights, options or warrants entitling the holders thereof for a period of not more than 45 days to subscribe for or purchase Common Shares or securities convertible into Common Shares), (iii) evidences of its indebtedness, or (iv) any property or other assets then, in each such case, the Conversion Price will be adjusted immediately after such record date so that it equals the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator is the total number of Common Shares outstanding on such record date multiplied by the Current Market Price per Common Share on such record date, less the fair market value (as determined by the Directors, acting reasonably, which determination will be conclusive) of such Common Shares or rights, options or warrants or evidences of indebtedness or assets or cash actually distributed, and of which the denominator will be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price per Common Share. Such adjustment will be made successively whenever such a record date is fixed. To the extent that such dividend or distribution is not so made, the Conversion Price will be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon such Common Shares or other securities or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be.

(d)

If at any time prior to the Maturity Date, there is a reclassification of the Common Shares or a capital reorganization of the Corporation (other than as described in Section 6.4(a)) or a consolidation, merger, arrangement, acquisition or business combination of the Corporation with or into any other Person or other entity; or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other Person or other entity or a liquidation, dissolution or winding-up of the Corporation, or similar transaction, any holder of a Debenture who has not exercised its right of conversion prior to the effective date of such reclassification, capital reorganization, consolidation, merger, arrangement, acquisition, business combination, sale or conveyance, liquidation, termination, dissolution, winding-up, or similar transaction, upon the exercise of such right thereafter, will be entitled to receive and will accept, in lieu of the number of Common Shares then sought to be acquired by it, the number of Common Shares or other securities or property of the Corporation or of the Person or other entity resulting from such reclassification, capital reorganization, consolidation, merger, arrangement, acquisition or business combination or to which such sale or conveyance may be made or which holders of Common Shares receive pursuant to such liquidation, termination, dissolution or winding-up, as the case may be, that such holder of a Debenture would have been entitled to receive on such reclassification, capital reorganization, consolidation, arrangement, merger, acquisition, business combination, sale or conveyance or liquidation, termination, dissolution or winding-up, or similar transaction, if on the record date or the effective date thereof, as the case may be, the holder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of the conversion right. If determined appropriate by the Directors to give effect to or to evidence the provisions of this Section 6.4(d), the Corporation, its successor, or such purchasing Person or other entity, as the case may be, will, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, merger, arrangement, acquisition, business combination, sale or conveyance or liquidation, termination, dissolution or winding-up, or similar transaction, enter into an indenture which provides, to the extent reasonably possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the holder of Debentures to the end that the provisions set forth in this Indenture will thereafter correspondingly be made applicable, as nearly as reasonably possible, with respect to any Common Shares or other securities or property to which a holder of Debentures is entitled on the exercise of its conversion rights thereafter. Any indenture entered into between the Corporation and the Debenture Trustee pursuant to the provisions of this Section 6.4(d) will be a supplemental indenture entered into pursuant to the provisions of Article 16. Any indenture entered into between the Corporation, any successor to the Corporation or such purchasing Person or other entity and the Debenture Trustee will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided in this Section 6.4(d) and which will apply to successive reclassifications, capital reorganizations, consolidations, mergers, arrangements, acquisitions, business combinations, sales or conveyances and to any successive liquidation, termination, dissolution or winding-up, or similar transaction.

(e)

In any case in which this Section 6.4 requires that an adjustment will become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Debenture converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation will deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any dividends paid or distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the Business Day immediately after the Date of Conversion or such later date as such holder would, but for the provisions of this Section 6.4(e), have become the holder of record of such additional Common Shares pursuant to Section 6.3(b).

(f)

The adjustments provided for in this Section 6.4 are cumulative and will apply to successive subdivisions, redivisions, reductions, combinations, consolidations, dividends, distributions, issues or other events resulting in any adjustment under the provisions of this Section; provided however that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price will be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, further, that any adjustments which by reason of this Section 6.4(f) are not required to be made will be carried forward and taken into account in any subsequent adjustment.

(g)	For the purpose of calculating the number of Common Shares outstanding, Common Shares owned by or for the benefit of the Corporation will not be counted.

(h)

In the event of any question arising with respect to the adjustments provided in this Section 6.4, such question will be conclusively determined by a firm of nationally recognized chartered accountants appointed by the Corporation (who may be the Auditor of the Corporation); such accountants will have access to all necessary records of the Corporation and such determination will be binding upon the Corporation, the Debenture Trustee, and the Debentureholders, absent manifest error.

(i)

In case the Corporation takes any action affecting the Common Shares other than action described in this Section 6.4, which in the opinion of the Directors, would materially affect the rights of Debentureholders (including their conversion rights), the Conversion Price and the Common Shares issuable upon conversion of the Debentures will be adjusted in such manner and at such time, by action of the Directors, subject to the prior written consent of the TSXV or such other exchange on which the Debentures and the Common Shares are then listed, as the Directors in their discretion may determine to be equitable in the circumstances. Failure of the Directors to make such an adjustment will be conclusive evidence that they have determined that it is equitable to make no adjustment in the circumstances.

(j)

Subject to the prior written consent of the TSXV or such other exchange on which the Debentures may be listed and posted for trading, no adjustment in the Conversion Price will be made in respect of any event described in Sections 6.4(a), 6.4(b) or 6.4(c) other than the events described in 6.4(a)(i) or 6.4(a)(ii) if the holders of the Debentures are entitled to participate in such event on the same terms mutatis mutandis as if they had converted their Debentures prior to the effective date or record date, as the case may be, of such event.

(k)

Except as stated above in this Section 6.4, no adjustment will be made in the Conversion Price of any Debenture as a result of the issuance of Common Shares at less than the Current Market Price for such Common Shares on the date of issuance or the then applicable Conversion Price.

6.5	No Requirement to Issue Fractional Common Shares

The Corporation will not be required to issue fractional Common Shares upon the conversion of Debentures pursuant to this Article 6. If more than one Debenture is surrendered for conversion at one time by the same holder, the number of whole Common Shares issuable upon conversion thereof will be computed on the basis of the aggregate principal amount of such Debentures to be converted. If any fractional interest in a Common Share would, except for the provisions of this Section 6.5, be deliverable upon the conversion of any principal amount of Debentures, the Corporation will, in lieu of delivering any certificate representing such fractional interest, make a cash payment to the holder of such Debenture of an amount equal to the fractional interest which would have been issuable multiplied by the Current Market Price of the Common Shares on the Date of Conversion (less applicable Withholding Taxes, if any).

6.6	Corporation to Reserve Common Shares

The Corporation covenants with the Debenture Trustee that it will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issue upon conversion of Debentures as provided in this Article 6, and conditionally allot to Debentureholders who may exercise their conversion rights hereunder, such number of Common Shares as will then be issuable upon the conversion of all outstanding Debentures. The Corporation covenants with the Debenture Trustee that all Common Shares which will be so issuable will be duly and validly issued as fully-paid and non-assessable.

6.7	Cancellation of Converted Debentures

Subject to the provisions of Section 6.3 as to Debentures converted in part, all Debentures converted in whole or in part under the provisions of this Article 6 will be forthwith delivered to and cancelled by the Debenture Trustee and no Debenture will be issued in substitution therefor.

6.8	Certificate as to Adjustment

The Corporation will, from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 6.4, deliver an Officer’s Certificate to the Debenture Trustee specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Until such Officer’s Certificate is received by the Debenture Trustee, the Debenture Trustee may act and be protected in acting on the presumption that no adjustment has been made or is required. The Corporation will, except in respect of any subdivision, redivision, reduction, combination or consolidation of the Common Shares, forthwith give notice to the Debentureholders in the manner provided in Section 14.2 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price; provided that if the Corporation has given notice under Section 6.9 covering all the relevant facts in respect of such event, no such notice need be given under this Section 6.8.

6.9	Notice of Special Matters

The Corporation covenants with the Debenture Trustee that so long as any Debenture remains outstanding, it will give notice to the Debenture Trustee, and to the Debentureholders in the manner provided in Section 14.2 and 14.3, of its intention to fix a record date for any event referred to in Section 6.4(a), 6.4(b) or 6.4(c) (other than a subdivision, redivision, reduction, combination or consolidation of its Common Shares) which may give rise to an adjustment in the Conversion Price, and, in each case, such notice will specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation will only be required to specify in such notice such particulars of such event as has been fixed and determined on the date on which such notice is given. Such notice will be given not less than 14 days in each case prior to such applicable record date.

6.10	Protection of Debenture Trustee

Subject to Section 15.3, the Debenture Trustee:

(a)

will not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)

will not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any Common Shares or other securities or property which may at any time be issued or delivered upon the conversion of any Debenture; and

(c)

will not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Common Shares or Common Share certificates upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Article 6.

(d)	The Debenture Trustee may rely upon all certificates and other documents filed by the Corporation pursuant to this Article for all purposes of the adjustment.

ARTICLE 7
COVENANTS OF THE CORPORATION

The Corporation hereby covenants and agrees with the Debenture Trustee for the benefit of the Debenture Trustee and the Debentureholders, that so long as any Debentures remain outstanding.

7.1	To Pay Principal, Premium (if any) and Interest

The Corporation will duly and punctually pay or cause to be paid to every Debentureholder the principal of, premium (if any) and interest accrued on the Debentures of which such Debentureholder is the holder on the dates, at the places and in the manner mentioned herein and in the Debentures.

7.2	To Pay Debenture Trustee’s Remuneration

The Corporation will pay the Debenture Trustee reasonable remuneration for its services as Debenture Trustee hereunder and will pay or reimburse the Debenture Trustee on demand all reasonable expenses and monies which have been paid by the Debenture Trustee in connection with the execution of the trusts hereby created (including the reasonable compensation and disbursements of its Counsel and all other assistants and advisors not regularly in its employ) and such monies including the Debenture Trustee’s remuneration, will be payable out of any funds coming into the possession of the Debenture Trustee in priority to payment of any principal of and premium (if any) of the Debentures or interest thereon. Such remuneration will continue to be payable until the trusts hereof be finally wound up and whether or not the trusts of this Indenture are in the course of administration by or under the direction of a court of competent jurisdiction.

7.3	To Give Notice of an Event of Default

The Corporation will notify the Debenture Trustee immediately upon obtaining knowledge of any Event of Default hereunder.

7.4	Preservation of Existence, etc.

Subject to the express provisions hereof, including Article 11, the Corporation will carry on and conduct its activities and business, and cause its Subsidiaries to carry on and conduct their businesses, in a proper, efficient and business-like manner and in accordance with good business practices; and, subject to the express provisions hereof, including Article 11, it will do or cause to be done all things necessary to preserve and keep in full force and effect its and its Subsidiaries respective existences and rights.

7.5	Keeping of Books

The Corporation will keep or cause to be kept proper books of record and account, in which full and correct entries will be made of all financial transactions and the assets and business of the Corporation in accordance with generally accepted accounting principles then applicable to the Corporation.

7.6	Annual Certificate of Compliance

The Corporation will deliver to the Debenture Trustee, within 140 days after the end of each calendar year, an Officer’s Certificate as to the knowledge of such Director or officer of the Corporation who executes the Officer’s Certificate of the Corporation’s compliance with all conditions and covenants of this Indenture certifying that after reasonable investigation and inquiry, the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which could, with the giving of notice, lapse of time or otherwise, constitute an Event of Default hereunder, or if such is not the case, setting forth with reasonable particulars any steps taken or proposed to be taken to remedy such Event of Default.

7.7	Performance of Covenants of Debenture Trustee

If the Corporation fails to perform any of its covenants contained in this Indenture, then the Debenture Trustee may notify the Debentureholders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it, but (subject to Sections 8.2 and 15.3) will be under no obligation to do so or to notify the Debentureholders. All sums so expended or advanced by the Debenture Trustee will be repayable as provided in Section 7.2. No such performance, expenditure or advance by the Debenture Trustee will be deemed to relieve the Corporation of any default hereunder.

7.8	Reporting Issuer and Listing Status

The Corporation will use commercially reasonable efforts to ensure that the Common Shares are listed and posted for trading on the TSXV or such other exchange on which the Common Shares are listed and posted for trading, to maintain such listing and posting for trading of the Common Shares on the TSXV or such other exchange on which the Common Shares are listed and posted for trading, and to maintain the Corporation’s status as a “reporting issuer not in default” under Applicable Securities Legislation and, subject to and in compliance with, reporting obligations under either Section 13 or Section 15(d) of the United States Securities Exchange Act of 1934, as amended; provided that the foregoing covenant shall not prevent or restrict the Corporation from carrying out a transaction to which Section 2.2(k) or Article 11 would apply if carried out in compliance with Section 2.2(k) or Article 11, respectively, even if as a result of such transaction the Common Shares or the Debentures, as the case may be, cease to be listed on the TSXV or another stock exchange recognized by relevant securities regulatory authorities or the Corporation ceases to be a “reporting issuer”.

7.9	Maximum Amount of Debentures

The Corporation will ensure that the Debentures issued hereunder together with any other securities issued by the Corporation under an indenture in reliance upon the exemption afforded in Section 304(a)9 of the United States Trust Indenture Act of 1939, as amended, within the same period of thirty six (36) consecutive months as any Debenture issued hereunder shall not exceed more than $10,000,000 in aggregate principal.

ARTICLE 8
DEFAULT

8.1	Events of Default

Each of the following events constitutes, and is herein sometimes referred to as, an “Event of Default”:

(a)	failure for 30 days to pay interest on the Debentures when due;

(b)

failure to pay principal or premium, if any, on the Debentures when due whether at maturity, upon redemption, by declaration or otherwise (whether such payment is due in cash, Common Shares or other securities or property or a combination thereof);

(c)	default in the delivery, when due, of all cash and any Common Shares or other consideration, payable on conversion with respect to the Debentures, and the continuance of any such default for 15 days;

(d)

if a decree or order of a Court having jurisdiction is entered adjudging the Corporation a bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of, the property of the Corporation, or appointing a receiver of, or of any substantial part of, the property of the Corporation or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 60 days;

(e)

if the Corporation institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any such petition or to the appointment of a receiver of, or of any substantial part of, the property of the Corporation or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due;

(f)

if a resolution is passed for the winding-up or liquidation of the Corporation, except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 11.1 are duly observed and performed;

(g)

if, after the date of this Indenture, any proceedings with respect to the Corporation are taken with respect to a compromise or arrangement, with respect to creditors of the Corporation generally, under the applicable legislation of any jurisdiction; or

(h)

default in the observance or performance of any covenant contained in this Indenture by the Corporation and failure to cure (or obtain a waiver for) such default for a period of 30 days after notice in writing has been given by the Debenture Trustee or a holder of not less than 25% of the aggregate principal amount of the Debentures to the Corporation specifying such default and requiring the Corporation to remedy (or obtain a waiver for) such default.

In each and every such event the Debenture Trustee may, in its discretion, but subject to the provisions of this Section, and will, upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding, and prior funding and indemnification to its satisfaction, subject to the provisions of Section 8.3, by notice in writing to the Corporation, declare the principal of and interest on all Debentures then outstanding and all other monies outstanding hereunder to be due and payable and the same will forthwith become immediately due and payable to the Debenture Trustee, and the Corporation will forthwith pay to the Debenture Trustee for the benefit of the Debentureholders such principal, accrued and unpaid interest and interest on amounts in default on such Debentures and all other monies outstanding hereunder, together with subsequent interest at the rate borne by the Debentures on such principal, interest and such other monies from the date of such declaration until payment is received by the Debenture Trustee, such subsequent interest to be payable at the times and places and in the monies mentioned in and according to the tenor of the Debentures. Such payment when made will be deemed to have been made in discharge of the Corporation’s obligations hereunder and any monies so received by the Debenture Trustee will be applied in the manner provided in Section 8.6.

8.2	Notice of Events of Default

If an Event of Default occurs and is continuing the Debenture Trustee will, within 30 days after it receives written notice of the occurrence of such Event of Default, give notice of such Event of Default to the Debentureholders in the manner provided in Section 14.2, provided that notwithstanding the foregoing, unless the Debenture Trustee has been requested to do so by the holders of not less than 25% of the principal amount of the Debentures then outstanding, the Debenture Trustee will not be required to give such notice.

8.3	Waiver of Default

Upon the happening of any Event of Default hereunder:

(a)

the holders of the Debentures will have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by requisition in writing by the holders of more than 50% of the principal amount of Debentures then outstanding, to instruct the Debenture Trustee to waive any Event of Default and to cancel any declaration made by the Debenture Trustee pursuant to Section 8.1 and the Debenture Trustee will thereupon waive the Event of Default and cancel such declaration, or either, upon such terms and conditions as will be prescribed in such requisition; and

(b)

the Debenture Trustee, so long as it has not become bound to declare the principal and interest on the Debentures then outstanding to be due and payable, or to obtain or enforce payment of the same, will have power to waive any Event of Default if, the same has been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Debenture Trustee in the exercise of its discretion, upon such terms and conditions as the Debenture Trustee may deem advisable.

No such act or omission either of the Debenture Trustee or of the Debentureholders will extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

8.4	Enforcement by the Debenture Trustee

(a)

Subject to the provisions of Section 8.3 and to the provisions of any Extraordinary Resolution that may be passed by the Debentureholders, if the Corporation fails to pay to the Debenture Trustee, forthwith after the same has been declared to be due and payable under Section 8.1, the principal of and premium (if any) and interest on all Debentures then outstanding, together with any other amounts due hereunder, the Debenture Trustee may in its discretion and will upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding and upon being funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as trustee hereunder to obtain or enforce payment of such principal of and premium (if any) and interest on all the Debentures then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Debenture Trustee in such request will have been directed to take, or if such request contains no such direction, or if the Debenture Trustee acts without such request, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Debenture Trustee deems expedient.

(b)

The Debenture Trustee will be entitled and empowered, either in its own name or as Debenture Trustee of an express trust, or as mandatary for the holders of the Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Debenture Trustee and of the holders of the Debentures allowed in any insolvency, bankruptcy, liquidation, arrangement or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property. The Debenture Trustee is hereby irrevocably appointed (and the successive respective holders of the Debentures by taking and holding the same will be conclusively deemed to have so appointed the Debenture Trustee) the true and lawful mandatary of the respective holders of the Debentures with authority to make and file in the respective names of the holders of the Debentures or on behalf of the holders of the Debentures as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Debentures themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Debentures, as may be necessary or advisable in the opinion of the Debenture Trustee, in order to have the respective claims of the Debenture Trustee and of the holders of the Debentures against the Corporation or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that subject to Section 8.3, nothing contained in this Indenture will be deemed to give to the Debenture Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization, arrangement or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder.

(c)

The Debenture Trustee will also have the power at any time and from time to time to institute and maintain such suits and proceedings as it may be advised are necessary or advisable to preserve and protect its interests and the interests of the Debentureholders.

(d)

All rights of action hereunder may be enforced by the Debenture Trustee without the possession of any of the Debentures or the production thereof on the trial or other proceedings relating thereto. Any such suit or proceeding instituted by the Debenture Trustee will be brought in the name of the Debenture Trustee as trustee of an express trust, and any recovery of judgment will be for the rateable benefit of the holders of the Debentures subject to the provisions of this Indenture. In any proceeding brought by the Debenture Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Debenture Trustee will be a party) the Debenture Trustee will be held to represent all the holders of the Debentures, and it will not be necessary to make any holders of the Debentures parties to any such proceeding.

8.5	No Suits by Debentureholders

No holder of any Debenture will have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or interest on the Debentures or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless: (a) such holder has previously given to the Debenture Trustee written notice of the happening of an Event of Default hereunder; and (b) the Debentureholders by Extraordinary Resolution or by written instrument signed by the holders of at least 25% in principal amount of the Debentures then outstanding have made a request to the Debenture Trustee and the Debenture Trustee has been afforded reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose; and (c) the Debentureholders or any of them has furnished to the Debenture Trustee, when so requested by the Debenture Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and (d) the Debenture Trustee has failed to act within a reasonable time after such notification, request and offer of indemnity and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Debenture Trustee, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Debentures.

8.6	Application of Monies by Debenture Trustee

(a)

Except as herein otherwise expressly provided, any monies received by the Debenture Trustee from the Corporation pursuant to the foregoing provisions of this Article 8, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Corporation, will be applied, together with any other monies in the hands of the Debenture Trustee available for such purpose, as follows:

(i)

first, in payment or in reimbursement to the Debenture Trustee of its compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Debenture Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

(ii)

second, but subject as hereinafter in this Section 8.6 provided, in payment, rateably and proportionately to (and in the case of applicable Withholding Taxes, if any, on behalf of) the holders of Debentures, of the principal of and premium (if any) and accrued and unpaid interest and interest on amounts in default on the Debentures which will then be outstanding in the priority of principal first and then premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by Extraordinary Resolution and in that case in such order or priority as between principal, premium (if any) and interest as may be directed by such resolution; and

(iii)	third, in payment of the surplus, if any, of such monies to the Corporation or its assigns.

provided, however, that no payment will be made pursuant to clause (ii) above in respect of the principal, premium or interest on any Debenture held, directly or indirectly, by or for the benefit of the Corporation or any Subsidiary (other than any Debenture pledged for value and in good faith to a person other than the Corporation or any Subsidiary but only to the extent of such person’s interest therein) except subject to the prior payment in full of the principal, premium (if any) and interest (if any) on all Debentures which are not so held.

(b)

The Debenture Trustee will not be bound to apply or make any partial or interim payment of any monies coming into its hands if the amount so received by it, after reserving thereout such amount as the Debenture Trustee may think necessary to provide for the payments mentioned in Section 8.6(a)(i), is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Debentures, but it may retain the money so received by it and invest or deposit the same as provided for in Section 15.9 until the money or the investments representing the same, with the income derived therefrom, together with any other monies for the time being under its control will be sufficient for the said purpose or until it considers it advisable to apply the same in the manner hereinbefore set forth. The foregoing will, however, not apply to a final payment in distribution hereunder.

8.7	Notice of Payment by Debenture Trustee

Not less than 15 days’ notice will be given in the manner provided in Section 14.2 by the Debenture Trustee to the Debentureholders of any payment to be made under this Article 8. Such notice will state the time when and place where such payment is to be made and also the liability under this Indenture to which it is to be applied. After the day so fixed, unless payment has been duly demanded and has been refused, the Debentureholders will be entitled to interest only on the balance (if any) of the principal monies, premium (if any) and interest due (if any) to them, respectively, on the Debentures (less applicable Withholding Taxes, if any), after deduction of the respective amounts payable in respect thereof on the day so fixed.

8.8	Debenture Trustee May Demand Production of Debentures

The Debenture Trustee will have the right to demand production of the Debentures in respect of which any payment of principal, interest or premium required by this Article 8 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Debenture Trustee may, in its discretion, dispense with such production and endorsement, upon such indemnity being given to it and to the Corporation as the Debenture Trustee deems sufficient.

8.9	Remedies Cumulative

No remedy herein conferred upon or reserved to the Debenture Trustee, or upon or to the holders of Debentures is intended to be exclusive of any other remedy, but each and every such remedy will be cumulative and will be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

8.10	Judgment Against the Corporation

The Corporation covenants and agrees with the Debenture Trustee that, in case of any judicial or other proceedings to enforce the rights of the Debentureholders, judgment may be rendered against it in favour of the Debentureholders or in favour of the Debenture Trustee, as trustee for the Debentureholders, for any amount which may remain due in respect of the Debentures and premium (if any) and the interest thereon and any other monies owing hereunder.

8.11	Immunity of Directors and Others

The Debentureholders and the Debenture Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future officer, Director or holder of Common Shares or of any successor, in each case in such capacity, for the payment of the principal of or premium or interest on any of the Debentures or on any covenant, agreement, representation or warranty by the Corporation herein or in the Debentures contained.

ARTICLE 9
SATISFACTION AND DISCHARGE

9.1	Cancellation and Destruction

All Debentures will forthwith after payment thereof be delivered to the Debenture Trustee and cancelled by it. All Debentures cancelled or required to be cancelled under this or any other provision of this Indenture will be cancelled by the Debenture Trustee and, if required by the Corporation, the Debenture Trustee will furnish to it a cancellation certificate setting out the designating numbers of the Debentures so cancelled.

9.2	Non-Presentation of Debentures

In case the holder of any Debenture fails to present the same for payment on the date on which the principal, premium (if any) or the interest thereon or represented thereby becomes payable either at maturity or otherwise or does not accept payment on account thereof and give such receipt therefor, if any, as the Debenture Trustee may require:

(a)	the Corporation will be entitled to pay or deliver to the Debenture Trustee and direct it to set aside; or

(b)

in respect of monies or Common Shares in the hands of the Debenture Trustee which may or should be applied to the payment of the Debentures, the Corporation will be entitled to direct the Debenture Trustee to set aside; or

(c)	if the redemption was pursuant to notice given by the Debenture Trustee, the Debenture Trustee may itself set aside.

the principal, premium (if any) or the interest, as the case may be, in trust to be paid to the holder of such Debenture upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal, premium (if any) or the interest payable on or represented by each Debenture in respect whereof such monies or Common Shares, if applicable, have been set aside will be deemed to have been paid and the holder thereof will thereafter have no right in respect thereof except that of receiving delivery and payment of the monies or Common Shares, if applicable, (less applicable Withholding Taxes, if any) so set aside by the Debenture Trustee upon due presentation and surrender thereof, subject always to the provisions of Section 9.3.

9.3	Repayment of Unclaimed Monies or Common Shares

Subject to applicable law, any monies or Common Shares, if applicable, set aside under Section 9.2 and not claimed by and paid to holders of Debentures as provided in Section 9.2 within six years after the date of such setting aside will be repaid and delivered to the Corporation, upon written request, by the Debenture Trustee and thereupon the Debenture Trustee will be released from all further liability with respect to such monies or Common Shares, if applicable, and thereafter the holders of the Debentures in respect of which such monies or Common Shares, if applicable, were so repaid to the Corporation will have no rights in respect thereof except to obtain payment and delivery of the monies or Common Shares, if applicable, from the Corporation.

9.4	Discharge

The Debenture Trustee will at the written request of the Corporation release and discharge this Indenture and execute and deliver such instruments as it is advised by Counsel are requisite for that purpose and to release the Corporation from its covenants herein contained (other than the provisions relating to the indemnification of the Debenture Trustee), upon proof being given to the reasonable satisfaction of the Debenture Trustee that the principal and premium (if any) of and interest (including interest on amounts in default, if any), on all the Debentures and all other monies payable hereunder have been paid or satisfied or that all the Debentures having matured or having been duly called for redemption, payment of the principal of and interest (including interest on amounts in default, if any) on such Debentures and of all other monies payable hereunder has been duly and effectually provided for in accordance with the provisions hereof.

9.5	Satisfaction

(a)

The Corporation will be deemed to have fully paid, satisfied and discharged (a “defeasance”) all of the outstanding Debentures and the Debenture Trustee, at the expense of the Corporation, will execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of such Debentures, when, with respect to all of the outstanding Debentures:

(i)

the Corporation has deposited or caused to be deposited with the Debenture Trustee as trust funds or property in trust for the purpose of making payment on such Debentures, an amount in money or Common Shares, if applicable, sufficient to pay, satisfy and discharge the entire amount of principal, premium, if any, and interest, if any, to maturity or any repayment date, Redemption Date, Change of Control Purchase Date or upon any conversion or otherwise, as the case may be, of such Debentures; or

(ii)	the Corporation has deposited or caused to be deposited with the Debenture Trustee as property in trust for the purpose of making payment on such Debentures:

(A)

if all of such Debentures are issued in Canadian dollars, such amount in Canadian dollars of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada; or

(B)

if any of such Debentures are issued in a currency or currency unit other than Canadian dollars, cash in the currency(ies) or currency unit(s) in which such Debentures are payable and/or such amount in such currency(ies) or currency unit(s) of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada or the government that issued the currency or currency unit in which such Debentures are payable, as the case may be;

as will, together with the income to accrue thereon and reinvestment thereof, be sufficient to pay and discharge the entire amount of principal and accrued and unpaid interest to maturity or any repayment date, as the case may be, of all such Debentures; and in either event:

(iii)

the Corporation has paid, caused to be paid or made provisions to the satisfaction of the Debenture Trustee for the payment of all other sums payable with respect to all of such Debentures (together with all applicable expenses of the Debenture Trustee in connection with the payment of such Debentures);

(iv)

the Corporation has delivered to the Debenture Trustee either (A) an opinion of Counsel in Canada reasonably acceptable to the Debenture Trustee to the effect that, based upon Canadian law then in effect (and also taking into account any proposed amendments to Canadian law which, if enacted in the form proposed, would have retroactive effect), the beneficial owners of the Debentures will not recognize income, gain or loss for Canadian federal, provincial or territorial or other tax purposes, as a result of the defeasance and will be subject to Canadian taxes on the same amounts and in the same manner and at the same time as would have been the case if such defeasance had not occurred or (B) a ruling directed to the Debenture Trustee received from tax authorities of Canada to the same effect as the opinion of Counsel described in clause (A) above;

(v)

the Corporation has delivered to the Debenture Trustee an Officer’s Certificate stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of all such Debentures have been complied with and the defeasance payment was not made by the Corporation with the intent of preferring the Debentureholders over the other creditors of the Corporation or with the intent of defeating, hindering, delaying or defrauding creditors of the Corporation or others; and

(vi)	no Event of Default shall have occurred and be continuing on the date of the defeasance payment.

Any deposits with the Debenture Trustee referred to in this Section 9.5 will be irrevocable, subject to Section 9.6, and will be made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Debenture Trustee and which provides for the due and punctual payment of the principal of, and interest and premium, if any, on the Debentures being satisfied.

(b)

Upon the satisfaction of the conditions set forth in this Section 9.5 with respect to all the outstanding Debentures, the terms and conditions of the Debentures, including the terms and conditions with respect thereto set forth in this Indenture (other than those contained in Article 2, Article 3, Article 4, Article 6, Article 9, Section 8.4 and the provisions of Article 1 pertaining to the foregoing provisions) will no longer be binding upon or applicable to the Corporation.

(c)

Any funds or obligations deposited with the Debenture Trustee pursuant to this Section 9.5 will be denominated in the currency or denomination of the Debentures in respect of which such deposit is made.

(d)

If the Debenture Trustee is unable to apply any money or securities in accordance with this Section 9.5 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Corporation’s obligations under this Indenture and the affected Debentures will be revived and reinstated as though no money or securities had been deposited pursuant to this Section 9.5 until such time as the Debenture Trustee is permitted to apply all such money or securities in accordance with this Section 9.5, provided that if the Corporation has made any payment in respect of principal, premium or interest on Debentures or, as applicable, other amounts because of the reinstatement of its obligations, the Corporation will be subrogated to the rights of the holders of such Debentures to receive such payment from the money or securities held by the Debenture Trustee.

9.6	Continuance of Rights, Duties and Obligations

(a)

Where trust funds or trust property have been deposited pursuant to Section 9.5, the holders of Debentures and the Corporation will continue to have and be subject to their respective rights, duties and obligations under Article 2, Article 3, Article 4, Article 6, Article 9, Section 8.4 and the provisions of Article 1 pertaining to the foregoing provisions, as may be applicable.

(b)

In the event that, after the deposit of trust funds or trust property pursuant to Section 9.5 in respect of Debentures (the “Defeased Debentures”), any holder of any of the Defeased Debentures from time to time converts its Debentures to Common Shares or other securities of the Corporation in accordance with Section 2.2(f), Article 6 or any other provision of this Indenture, the Debenture Trustee will, upon receipt of a Written Direction of the Corporation, return to the Corporation from time to time the proportionate amount of the trust funds or other trust property deposited with the Debenture Trustee pursuant to Section 9.5 in respect of the Defeased Debentures which is applicable to the Defeased Debentures so converted (which amount will be based on the applicable principal amount of the Defeased Debentures being converted in relation to the aggregate outstanding principal amount of all the Defeased Debentures).

(c)

In the event that, after the deposit of trust funds or trust property pursuant to Section 9.5, the Corporation is required to purchase any outstanding Debentures pursuant to Section 2.2(k), the Corporation will be entitled to use any trust money or trust property deposited with the Debenture Trustee pursuant to Section 9.5 for the purpose of paying to any holders of Defeased Debentures who have accepted any such offer of the Corporation the Offer Price payable to such holders in respect of such offer to purchase the Debentures. Upon receipt of a Written Direction of the Corporation, the Debenture Trustee will be entitled to pay to such holder from such trust money or trust property deposited with the Debenture Trustee pursuant to Section 9.5 in respect of the Defeased Debentures which is applicable to the Defeased Debentures held by such holders who have accepted any such offer from the Corporation (which amount will be based on the applicable principal amount of the Defeased Debentures held by holders that accept any such offer in relation to the aggregate outstanding principal amount of all the Defeased Debentures).

ARTICLE 10
COMMON SHARE INTEREST PAYMENT ELECTION

10.1	Common Share Interest Payment Election

(a)

The Corporation may, at its sole option, elect to satisfy its obligation to pay on an Interest Payment Date the interest then payable on account of all, but not less than all, of the Debentures by delivering to the holders and the Debenture Trustee not less than 15 days and not more than 30 days prior notice to the Interest Payment Date (the “Common Share Interest Payment Election Notice”) and, on the Interest Payment Date, for each $40 of semi-annual interest amount, by issuing and delivering to holders that number of Freely Tradeable, fully paid and non-assessable Common Shares obtained by dividing each $40 of interest amount by the market price of the Common Shares (as defined by the policies of the TSXV) on the date before the public announcement by the Corporation of its intention to satisfy its Interest Obligation in Common Shares (the “Common Share Interest Payment Election”).

(b)

The Corporation’s right to make a Common Share Interest Payment Election shall be conditional upon the following conditions being met on the Business Day immediately preceding the Interest Payment Date:

(i)

the Common Shares to be issued on exercise of the Common Share Interest Payment Election shall be issued from treasury of the Corporation and shall be Freely Tradeable and fully paid and non- assessable;

(ii)	the listing or quotation of such Common Shares on the TSXV or any successor exchange on which the Common Shares are listed for trading;

(iii)

the Corporation being a reporting issuer or the equivalent in good standing or equivalent under Applicable Securities Legislation in the Provinces of Canada in which the Debentures have been distributed on the date of their issuance;

(iv)	no Event of Default shall have occurred and be continuing;

(v)

the receipt by the Debenture Trustee of an Officers’ Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Shares to be delivered for each $40 of interest amount and the Current Market Price of the Shares on the date before the public announcement by the Corporation of its intention to satisfy its Interest Obligation in Common Shares; and

(vi)

the receipt by the Debenture Trustee (which shall distribute to any Holder who so requests) of an opinion of counsel to the effect that such Common Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Interest Obligation, will be validly issued as fully paid and non-assessable, and that conditions (i) and (ii) above have been satisfied.

If the foregoing conditions are not satisfied by the close of business on the Business Day preceding the Interest Payment Date, the Corporation shall pay in cash the interest that would otherwise have been satisfied in Common Shares, unless the Debentureholders waive the conditions which are not satisfied or extends the time by which the Corporation is to satisfy such conditions by way of Extraordinary Resolution.

(c)

In the event that the Corporation exercises a Common Share Interest Payment Election, the Corporation shall on the relevant Interest Payment Date deliver to the Debenture Trustee the Common Shares and, if applicable, the cash payable in connection therewith.

(d)

No fractional Common Shares shall be delivered upon the exercise of a Common Share Interest Payment Election but, in lieu thereof, the Corporation shall pay to the Debenture Trustee for the account of the holders the cash equivalent thereof determined on the basis of the Current Market Price of the Common Shares on the date before the public announcement by the Corporation of its intention to satisfy its Interest Obligation in Common Shares.

(e)

A holder shall be treated as the shareholder of record of the Common Shares issued on due exercise by the Corporation of its Common Share Interest Payment Election effective immediately after the close of business on the Interest Payment Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including stock dividends and dividends or distributions in kind) thereon and arising thereafter.

(f)

The Corporation shall at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited) solely for the purpose of issue and delivery upon the exercise of a Common Share Interest Payment Election as provided herein, and shall issue to Debentureholders to whom Common Shares will be issued pursuant to the exercise of a Common Share Interest Payment Election, such number of Common Shares as shall be issuable in such event.

(g)

The Corporation shall comply with all Applicable Securities Legislation regulating the issue and delivery of Freely Tradeable Common Shares upon exercise of a Common Share Interest Payment Election, shall obtain any regulatory approval in respect thereof as may be required pursuant to Applicable Securities Legislation and shall cause to be listed and posted for trading such Common Shares as provided in Section 10.1(b)(ii).

(h)

If the Corporation elects to satisfy its obligation to pay the interest by issuing Common Shares pursuant to a Common Share Interest Payment Election and the delivery of Common Shares to which a holder is entitled is subject to Withholding Tax, each Debentureholder shall duly satisfy the requirements imposed under Section 2.11 and the Corporation shall thereafter attend to the remittance of such Withholding Tax pursuant to Section 2.11.

ARTICLE 11
SUCCESSORS

11.1	Restrictions on Merger and Sale of Certain Assets, etc.

Subject to the provisions of Article 12, the Corporation will not enter into any transaction or series of transactions whereby all or substantially all of its undertaking, property or assets would become the property of any other Person (herein called a “Successor”) whether by way of reorganization, consolidation, arrangement, merger, acquisition, transfer, sale or otherwise, unless:

(a)

prior to or contemporaneously with the consummation of such transaction the Corporation and the Successor have executed such instruments and done such things as, in the opinion of Counsel, are necessary or advisable to establish that upon the consummation of such transaction:

(i)	the Successor will have assumed all the covenants and obligations of the Corporation under this Indenture in respect of the Debentures;

(ii)	the Debentures will be valid and binding obligations of the Successor entitling the holders thereof, as against the Successor, to all the rights of Debentureholders under this Indenture; and

(iii)	in the case of an entity organized otherwise than under the laws of the Province of Québec, will attorn with respect to the Indenture to the jurisdiction of the courts of the Province of Québec.

(b)

no condition or event will exist as to the Corporation (at the time of such transaction) or the Successor (immediately after such transaction) and after giving full effect thereto or immediately after the Successor becomes liable to pay the principal monies, premium, if any, interest and other monies due or which may become due hereunder, which constitutes or would constitute an Event of Default hereunder.

11.2	Vesting of Powers in Successor

Whenever the conditions of Section 11.1 have been duly observed and performed, any Successor formed by or resulting from such transaction will succeed to, and be substituted for, and may exercise every right and power of the Corporation under this Indenture with the same effect as though the Successor had been named as the Corporation herein and thereafter, except in the case of a lease or other similar disposition of property to the Successor, the Corporation will be relieved of all obligations and covenants under this Indenture other than provisions for the indemnity of the Debenture Trustee for anything occurring prior to the completion of the succession transaction, and the Debentures forthwith upon the Corporation delivering to the Debenture Trustee an opinion of Counsel to the effect that the transaction will not result in any material adverse tax consequences to the Corporation or the Successor. The Debenture Trustee will, at the expense of the Successor, execute any documents which it may be advised by Counsel are necessary or advisable for effecting or evidencing such release and discharge.

ARTICLE 12
COMPULSORY ACQUISITION

12.1	Definitions In this Article 12:

(a)	“Affiliate” and “Associate” have the same respective meanings set forth in the Securities Act (Québec);

(b)

“Dissenting Debentureholders” means a Debentureholder who does not accept an Offer referred to in Section 12.2 and includes any assignee of the Debenture of a Debentureholder to whom such an Offer is made, whether or not such assignee is recognized under this Indenture;

(c)	“Offer” means an offer to acquire outstanding Debentures;

(d)	“offer to acquire” has the meaning attributed to such term in MI 62-104;

(e)	“Offeror” means a person, or two or more persons acting jointly or in concert, who make an offer to acquire Debentures;

(f)

“Offeror’s Debentures” means Debentures beneficially owned, or over which control or direction is exercised, on the date of an Offer by the Offeror, any Affiliate or Associate of the Offeror or any person or company acting jointly or in concert with the Offeror; and

(g)	“Offeror’s Notice” means the notice described in Section 12.3.

(h)	“Regulation 62-104” means Regulation 62-104 - Take-Over Bids and Issuer Bids;

12.2	Offer for Debentures

If an Offer for all of the outstanding Debentures (other than Debentures held by or on behalf of the Offeror or an Affiliate or Associate of the Offeror) is made and:

(a)

within the time provided in the Offer for its acceptance or within 60 days after the date the Offer is made, whichever period is the shorter, the Offer is accepted by Debentureholders representing at least 90% of the outstanding principal amount of the Debentures, other than the Offeror’s Debentures;

(b)	the Offeror has taken up and paid for the Debentures of the Debentureholders who accepted the Offer; and

(c)	the Offeror complies with Sections 12.3 and 12.5;

the Offeror is entitled to acquire, and the Dissenting Debentureholders are required to sell to the Offeror, the Debentures held by the Dissenting Debentureholders for the same consideration per Debenture payable or paid, as the case may be, under the Offer.

12.3	Offeror’s Notice to Dissenting Debentureholders

Where an Offeror is entitled to acquire Debentures held by Dissenting Debentureholders pursuant to Section 12.2 and the Offeror wishes to exercise such right, the Offeror will send by registered mail within 30 days after the date of termination of the Offer a notice (the “Offeror’s Notice”) to each Dissenting Debentureholder stating that:

(a)	Debentureholders holding at least 90% of the principal amount of all outstanding Debentures, other than Offeror’s Debentures, have accepted the Offer;

(b)	the Offeror has taken up and paid for, the Debentures of the Debentureholders who accepted the Offer;

(c)

Dissenting Debentureholders will transfer their respective Debentures to the Offeror on the terms on which the Offeror acquired the Debentures of the Debentureholders who accepted the Offer within 21 days after the date of the sending of the Offeror’s Notice; and

(d)	Dissenting Debentureholders will send their respective Debenture certificate(s) to the Debenture Trustee within 21 days after the date of the sending of the Offeror’s Notice.

12.4	Delivery of Debenture Certificates

A Dissenting Debentureholder to whom an Offeror’s Notice is sent pursuant to Section 12.3 will, within 21 days after the sending of the Offeror’s Notice, send his or her Debenture certificate(s) to the Debenture Trustee duly endorsed for transfer.

12.5	Payment of Consideration to Debenture Trustee

Within 21 days after the Offeror sends an Offeror’s Notice pursuant to Section 12.3, the Offeror will pay or transfer to the Debenture Trustee, or to such other person as the Debenture Trustee may direct, the cash or other consideration that is payable to Dissenting Debentureholders pursuant to Section 12.2. The acquisition by the Offeror of all Debentures held by all Dissenting Debentureholders will be effective as of the time of such payment or transfer.

12.6	Consideration to be held in Trust

The Debenture Trustee, or the person directed by the Debenture Trustee, will hold in trust for the Dissenting Debentureholders the cash or other consideration they or it receives under Section 12.5. The Debenture Trustee, or such persons, will deposit cash in a separate account in a Canadian chartered bank, or other body corporate, any of whose deposits are insured by the Canada Deposit Insurance Corporation, and will place other consideration in the custody of a Canadian chartered bank or such other body corporate.

12.7	Completion of Transfer of Debentures to Offeror

Within 30 days after the date of the sending of an Offeror’s Notice pursuant to Section 12.3, the Debenture Trustee, if the Offeror has complied with Section 12.5, will:

(a)

do all acts and things and execute and cause to be executed all instruments as in the Debenture Trustee’s opinion may be necessary or desirable to cause the transfer of the Debentures of the Dissenting Debentureholders to the Offeror;

(b)

send to each Dissenting Debentureholder who has complied with Section 12.4 the consideration to which such Dissenting Debentureholder is entitled under this Article 12 (less applicable Withholding Taxes, if any); and

(c)	send to each Dissenting Debentureholder who has not complied with Section 12.4 a notice stating that:

(i)	his or her Debentures have been transferred to the Offeror;

(ii)	the Debenture Trustee or some other person designated in such notice are holding in trust the consideration for such Debentures; and

(iii)

the Debenture Trustee, or such other person, will send the consideration to such Dissenting Debentureholder as soon as possible after receiving such Dissenting Debentureholder’ s Debenture certificate(s) or such other documents as the Debenture Trustee or such other person may require in lieu thereof.

and the Debenture Trustee is hereby appointed the agent and mandatary, and is granted power of attorney of the Dissenting Debentureholders for the purposes of giving effect to the foregoing provisions including, without limitation, the power and authority to execute such transfers as may be necessary or desirable in respect of the book-entry only registration system of the Depositary.

12.8	Communication of Offer to Trust

An Offeror cannot make an Offer for Debentures unless, concurrent with the communication of the Offer to any Debentureholder, a copy of the Offer is provided to the Corporation and the Debenture Trustee.

ARTICLE 13
MEETINGS OF DEBENTUREHOLDERS

13.1	Right to Convene Meeting

The Debenture Trustee or the Corporation may at any time, and from time to time, and the Debenture Trustee will, on receipt of a written request of the Corporation or a written request signed by the holders of not less than 25% of the principal amount of the Debentures then outstanding and upon receiving funding and being indemnified to its reasonable satisfaction by the Corporation or by the Debentureholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders. In the event of the Debenture Trustee failing, within 30 days after receipt of any such request and such funding of indemnity, to give notice convening a meeting, the Corporation or such Debentureholders, as the case may be, may convene such meeting. Every such meeting will be held in the City of Montréal or at such other place as may be approved or determined by the Debenture Trustee.

13.2	Notice of Meetings

At least 21 days’ notice of any meeting will be given to the Debentureholders in the manner provided in Section 14.2 and a copy of such notice will be sent by mail to the Debenture Trustee, unless the meeting has been called by it. Such notice will state the time when and the place where the meeting is to be held and will state briefly the general nature of the business to be transacted thereat and it will not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 13. The accidental omission to give notice of a meeting to any holder of Debentures will not invalidate any resolution passed at any such meeting. A holder may waive notice of a meeting either before or after the meeting.

13.3	Chair

Some person, who need not be a Debentureholder, nominated in writing by the Debenture Trustee will be chair of the meeting and if no person is so nominated, or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, a majority of the Debentureholders present in person or by proxy will choose some person present to be chairman.

13.4	Quorum

Subject to the provisions of Section 13.12, at any meeting of the Debentureholders a quorum consists of Debentureholders present in person or by proxy and representing at least 25% in principal amount of the outstanding Debentures. If a quorum of the Debentureholders is not present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Debentureholders or pursuant to a request of the Debentureholders, will be dissolved, but in any other case the meeting will be adjourned to the same day in the next week (unless such day is not a Business Day in which case it will be adjourned to the next following Business Day thereafter) at the same time and place and no notice will be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Debentureholders present in person or by proxy will, subject to the provisions of Section 13.12, constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the outstanding Debentures. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business will be transacted at any meeting unless the required quorum is present at the commencement of business.

13.5	Power to Adjourn

The chair of any meeting at which a quorum of the Debentureholders is present may, with the consent of the holders of a majority in principal amount of the Debentures represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

13.6	Show of Hands

Every question submitted to a meeting will, subject to Section 13.7, be decided in the first place by a majority of the votes given on a show of hands except for votes on Extraordinary Resolutions which will be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority will be conclusive evidence of the fact. The chair of any meeting is entitled, both on a show of hands and on a poll, to vote in respect of the Debentures, if any, held by him.

13.7	Poll

On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded by the chairman or by one or more Debentureholders or proxies for Debentureholders, a poll will be taken in such manner and either at once or after an adjournment as the chairman directs. Questions other than Extraordinary Resolutions will, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Debentures represented at the meeting and voted on the poll.

13.8	Voting

On a show of hands every person who is present and entitled to vote, whether as a Debentureholder or as proxy for one or more Debentureholders or both, will have one vote. On a poll each Debentureholder present in person or represented by a proxy duly appointed by an instrument in writing will be entitled to one vote in respect of each $1,000 principal amount of Debentures of which he will then be the holder. A proxy need not be a Debentureholder. In the case of joint holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them be present in person or by proxy, they will vote together in respect of the Debentures of which they are joint holders.

13.9	Proxies

A Debentureholder may be present and vote at any meeting of Debentureholders through an authorized representative. The Corporation (in case it convenes the meeting) or the Debenture Trustee (in any other case) for the purpose of enabling the Debentureholders to be present and vote at any meeting without producing their Debentures, and of enabling them to be present and vote at any such meeting by proxy and of lodging instruments appointing such proxies at some place other than the place where the meeting is to be held, may from time to time make and vary such regulations as it thinks fit providing for and governing any or all of the following matters:

(a)

the form of the instrument appointing a proxy, which will be in writing, and the manner in which the same is executed and the production of the authority of any person signing on behalf of a Debentureholder;

(b)

the deposit of instruments appointing proxies at such place as the Debenture Trustee, the Corporation or the Debentureholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same will be deposited; and

(c)

the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, or sent by other electronic means before the meeting to the Corporation or to the Debenture Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made will be binding and effective and the votes given in accordance therewith will be valid and will be counted. Save as such regulations may provide and subject to Section 13.10 below, the only persons who will be recognized at any meeting as the holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, will be Debentureholders and persons whom Debentureholders have by instrument in writing duly appointed as their proxies.

13.10	Persons Entitled to Attend Meetings

The Corporation and the Debenture Trustee, by their respective officers and Directors, the Auditor of the Corporation and the legal advisers of the Corporation, the Debenture Trustee or any Debentureholder may attend any meeting of the Debentureholders, but will have no vote as such.

13.11	Powers Exercisable by Extraordinary Resolution

In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Debentureholders will have the following powers exercisable from time to time by Extraordinary Resolution, subject in the case of the matters in paragraphs (a), (b), (c), (d) and (l) to receipt of the prior approval of the TSXV (if applicable) or such other exchange on which the Debentures are then listed:

(a)

power to authorize the Debenture Trustee to grant extensions of time for payment of any principal, premium or interest on the Debentures, whether or not the principal, premium, or interest, the payment of which is extended, is at the time due or overdue;

(b)

power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders or the Debenture Trustee (provided that the Debenture Trustee shall have given its prior written consent thereto) against the Corporation, or against its property, whether such rights arise under this Indenture or the Debentures or otherwise;

(c)

power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any Debenture which will be agreed to by the Corporation and to authorize the Debenture Trustee to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission;

(d)

power to sanction any scheme for the reconstruction, reorganization or recapitalization of the Corporation or for the consolidation or merger of the Corporation with any other Person or for the sale, leasing, transfer or other disposition of all or substantially all of the undertaking, property and assets of the Corporation or any part thereof, provided that no such sanction will be necessary in respect of any such transaction if the provisions of Section 11.1 have been complied with;

(e)

power to direct or authorize the Debenture Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(f)

subject to Section 8.3(a), power to waive, and direct the Debenture Trustee to waive, any default hereunder and/or cancel any declaration made by the Debenture Trustee pursuant to Section 8.1 either unconditionally or upon any condition specified in such Extraordinary Resolution;

(g)

power to restrain any Debentureholder from taking or instituting any suit, action or proceeding permitted by Section 8.5 for the purpose of enforcing payment of the principal, premium or interest on the Debentures, or for the execution of any trust or power hereunder;

(h)

power to direct any Debentureholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding is permitted by Section 8.5, of the costs, charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith;

(i)

power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any Common Shares or other securities of the Corporation;

(j)

power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Debenture Trustee to exercise, on behalf of the Debentureholders, such of the powers of the Debentureholders as are exercisable by Extraordinary Resolution or other resolution as will be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee will consist of such number of persons as prescribed in the resolution appointing it and the members need not be themselves Debentureholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it will be binding upon all Debentureholders. Neither the committee nor any member thereof will be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(k)

power to remove the Debenture Trustee from office and to appoint a new Debenture Trustee provided that no such removal will be effective unless and until a new Debenture Trustee has become bound by this Indenture;

(l)

power to sanction the exchange of the Debentures for or the conversion thereof into Common Shares, bonds, debentures or other securities or obligations of the Corporation or of any other Person formed or to be formed;

(m)	power to authorize the distribution in specie of any Common Shares or securities received pursuant to a transaction authorized under the provisions of Section 13.11(l); and

(n)	power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Debentureholders or by any committee appointed pursuant to Section 13.11(l).

13.12	Meaning of “Extraordinary Resolution”

(a)

The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter in this Article 13 provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Debentureholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article 13 at which the holders of not less than 25% of the principal amount of the Debentures then outstanding are present in person or by proxy, and passed by the holders of not less than 66⅔% of the principal amount of the Debentures at the meeting and voted upon on a poll on such resolution.

(b)

If, at any such meeting, the holders of not less than 25% of the principal amount of the Debentures then outstanding are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Debentureholders, will be dissolved, but in any other case it shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it will be adjourned to the next following Business Day thereafter) at the same time and place and no notice will be required to be given in respect of such adjourned meeting. At the adjourned meeting the Debentureholders present in person or by proxy will form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed thereat by the affirmative vote of holders of not less than 66⅔% of the principal amount of the Debentures present or represented by proxy at the meeting and voted upon on a poll will be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of not less than 25% in principal amount of the Debentures then outstanding are not present in person or by proxy at such adjourned meeting.

(c)	Votes on an Extraordinary Resolution will always be given on a poll and no demand for a poll on an Extraordinary Resolution is necessary.

13.13	Powers Cumulative

Any one or more of the powers in this Indenture stated to be exercisable by the Debentureholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time will not be deemed to exhaust the rights of the Debentureholders to exercise the same or any other such power or powers thereafter from time to time.

13.14	Minutes

Minutes of all resolutions and proceedings at every meeting as aforesaid will be made and duly entered in books to be from time to time provided for that purpose by the Corporation, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debentureholders, will be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes have been made, will be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

13.15	Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Debentureholders at a meeting, held as hereinbefore in this Article 13 provided, may also be taken and exercised by the holders of the requisite principal amount of all the outstanding Debentures by an instrument in writing signed in one or more counterparts and the expression “resolution”, or “Extraordinary Resolution”, as the case may be, when used in this Indenture includes an instrument so signed.

13.16	Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 13 at a meeting of Debentureholders will be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument in writing signed by Debentureholders in accordance with Section 13.15 will be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Debenture Trustee (subject to the provisions for its indemnity herein contained) will be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

13.17	Evidence of Rights of Debentureholders

(a)

Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor signed or executed by such Debentureholders.

(b)	The Debenture Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it considers proper.

ARTICLE 14
NOTICES

14.1	Notice to the Corporation

(a)

Any notice to the Corporation under the provisions of this Indenture will be valid and effective, if delivered or sent via facsimile to the Corporation at 6240 Abrams, Ville Saint-Laurent, QC H4S 1Y2, Attention: Corporate Secretary, Facsimile No.: 514-331-0436, and copies delivered to McCarthy Tétrault LLP, 1000 De La Gauchetière Street West, Suite 2500, Montréal, QC H4B 0A2, Attention: Clemens Mayr, Facsimile No.: 514-875-6246, or if given by registered letter, postage prepaid, to such offices and so addressed and if mailed, will be deemed to have been effectively given three days following the mailing thereof. The Corporation may from time to time notify the Debenture Trustee in writing of a change of address which thereafter, until changed by like notice, will be the address of the Corporation for all purposes of this Indenture.

(b)

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Corporation would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to this Section 14.1, such notice will be valid and effective only if delivered or sent via facsimile in accordance with this Section 14.1.

14.2	Notice to Debentureholders

(a)

All notices to be given hereunder with respect to the Debentures will be deemed to be validly given to the holders thereof if sent by first class mail, postage prepaid, by letter or circular addressed to such holders at their post office addresses appearing in any of the registers hereinbefore mentioned with a copy to the Debenture Trustee and will be deemed to have been effectively given three days following the day of mailing. Accidental error or omission in giving notice or accidental failure to mail notice to any Debentureholder or the inability of the Corporation to give or mail any notice due to anything beyond the reasonable control of the Corporation will not invalidate any action or proceeding founded thereon.

(b)

If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Debentureholders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Corporation will give such notice by publication at least once in an English language daily newspaper of general circulation in Canada.

(c)

Any notice given to Debentureholders by publication will be deemed to have been given on the day on which publication has been effected at least once in each of the newspapers in which publication was required.

(d)

All notices with respect to any Debenture may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given will be sufficient notice to all holders of any persons interested in such Debenture.

14.3	Notice to Debenture Trustee

Any notice to the Debenture Trustee under the provisions of this Indenture will be valid and effective if delivered to the Debenture Trustee at its office in the City of Toronto at TSX Trust Company, 200 University Avenue, Suite 300, Toronto, Ontario M5H 4H1, Attention: Vice President, Trust Services or if sent by facsimile to facsimile number 416-361-0470, Attention: Manager, Corporate Trust, or if given by registered letter, postage prepaid, to such office and so addressed and, if mailed, will be deemed to have been effectively given three days following the mailing thereof. The Debenture Trustee may from time to time notify the Corporation in writing of a change of address which thereafter, until changed by like notice, will be the address of the Debenture Trustee for all purposes of this Indenture.

14.4	Mail Service Interruption

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Debenture Trustee would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 14.3 such notice will be valid and effective only if delivered at the appropriate address in accordance with Section 14.3.

ARTICLE 15
CONCERNING THE DEBENTURE TRUSTEE

15.1	No Conflict of Interest

The Debenture Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture, there exists no material conflict of interest in the role of the Debenture Trustee as a fiduciary hereunder but if, notwithstanding the provisions of this Section 15.1, such a material conflict of interest exists, or hereafter arises, the validity and enforceability of this Indenture, and the Debentures issued hereunder, will not be affected in any manner whatsoever by reason only that such material conflict of interest exists or arises but the Debenture Trustee will, within 90 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 15.2.

15.2	Replacement of Debenture Trustee

(a)

The Debenture Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation 60 days’ notice in writing or such shorter notice as the Corporation may accept as sufficient. In the event of the Debenture Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation will forthwith appoint a new Debenture Trustee unless a new Debenture Trustee has already been appointed by the Debentureholders. Failing such appointment by the Corporation, the retiring Debenture Trustee or any Debentureholder may apply to a judge of the Superior Court of Justice, Commercial List on such notice as such judge may direct at the Corporation’s expense, for the appointment of a new Debenture Trustee but any new Debenture Trustee so appointed by the Corporation or by the Court will be subject to removal as aforesaid by the Debentureholders and the appointment of such new Debenture Trustee will be effective only upon such new Debenture Trustee becoming bound by this Indenture. Any new Debenture Trustee appointed under any provision of this Section 15.2 will be a Corporation authorized to carry on the business of a trust company in all of the Provinces of Canada. On any new appointment the new Debenture Trustee will be vested with the same powers, rights, duties, and responsibilities as if it had been originally named herein as Debenture Trustee.

(b)

Any company into which the Debenture Trustee may be merged or, with or to which it may be consolidated, amalgamated or sold, or any company resulting from any merger, consolidation, sale or amalgamation to which the Debenture Trustee will be a party, or any company succeeding to the corporate trust business of the Debenture Trustee will be the successor Debenture Trustee under this Indenture without the execution of any instrument or any further act. Nevertheless, upon the written request of the successor Debenture Trustee or of the Corporation, the Debenture Trustee ceasing to act will, on receipt of all its outstanding fees and disbursements, execute and deliver an instrument assigning and transferring to such successor Debenture Trustee, upon the terms herein expressed, all the rights, powers and trusts of the Debenture Trustee so ceasing to act, and will duly assign, transfer and deliver all property and money held by such Debenture Trustee to the successor Debenture Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Corporation be required by any new Debenture Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing will on request of said new Debenture Trustee, be made, executed, acknowledged and delivered by the Corporation.

15.3	Duties of Debenture Trustee

In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Debenture Trustee will act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. The Debenture Trustee shall not be liable for the failure of third parties to provide documents or other information in a timely manner. No duty shall rest with the Debenture Trustee to determine compliance of any transferor or transferee with applicable securities laws. The Debenture Trustee shall be entitled to assume that all transfers are legal and proper.

The Corporation acknowledges that the Debenture Trustee assumes no responsibility for compliance by the Corporation or by the Debenture Trustee with the laws of the United States including without limitation the corporate, securities or tax laws applicable to the Corporation (collectively, the “Corporation’s Laws”); and the Corporation agrees that all matters pertaining to the rights and duties of the Debenture Trustee as the transfer agent, registrar and disbursing agent of the Corporation hereunder shall be determined in accordance with the laws of the Province of Quebec (other than its conflict of laws rules) and the federal laws of Canada applicable therein (“Quebec Law”) and without regard to the Corporation’s Laws, unless the Corporation’s Laws are of mandatory application to such matters, in which case the Corporation’s Laws shall govern only to the extent of such mandatory application. In the event that the Corporation’s Laws are of mandatory application, the Corporation covenants to promptly provide the Debenture Trustee with an opinion of Counsel describing such mandatory application. Without limiting the generality of the foregoing, except as hereinbefore provided, the Corporation agrees that the rights and duties of the Debenture Trustee with respect to the registration of transfer of Debentures, the duty of the DebentureTrustee to register a transfer of Debentures and the assurances that the Trustee may require (including signature guarantees) that each necessary endorsement on a Debenture certificate is genuine and authorized shall in each case be governed by the applicable provisions of an Act respecting the transfer of Securities and the establishment of security entitlements (Québec), as in effect from time to time.

The Debenture Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture or the Debenture certificates (except the representation contained in Section 15.1 or in the certificate of the Indenture Trustee on the Debenture certificates) or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation.

Nothing herein contained shall impose any obligation on the Debenture Trustee to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto.

The Debenture Trustee is not to be appointed receiver or receiver manager of the assets of the Corporation.

15.4	Reliance Upon Declarations, Opinions, etc.

In the exercise of its rights, duties and obligations hereunder the Debenture Trustee may, if acting in good faith, rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Debenture Trustee to be furnished to it in the exercise of its rights and duties hereunder, if the Debenture Trustee examines such statutory declarations, opinions, reports or certificates and determines that they comply with Section 15.5, if applicable, and with any other applicable requirements of this Indenture. The Debenture Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. Without restricting the foregoing, the Debenture Trustee may rely on an opinion of Counsel satisfactory to the Debenture Trustee notwithstanding that it is delivered by a firm which acts as solicitors for the Corporation. Proof of the execution of an instrument in writing by any Debentureholder may be made by the certificate of a notary, solicitor or commissioner for oaths, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Indenture Trustee may consider adequate and in respect of a corporate Debentureholder, shall include a certificate of incumbency of such Debentureholder together with a certified resolution authorizing the person who signs such instrument to sign such instrument.

15.5	Evidence and Authority to Debenture Trustee, Opinions, etc.

The Corporation will furnish to the Debenture Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by the Corporation or the Debenture Trustee under this Indenture or as a result of any obligation imposed under this Indenture, including without limitation, the certification and delivery of Debentures hereunder, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Debenture Trustee at the request of or on the application of the Corporation, forthwith if and when (a) such evidence is required by any other Section of this Indenture to be furnished to the Debenture Trustee in accordance with the terms of this Section 15.5, or (b) the Debenture Trustee, in the exercise of its rights and duties under this Indenture, gives the Corporation written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence will consist of:

(a)	a certificate made by any one officer or Director of the Corporation, stating that any such condition precedent has been complied with in accordance with the terms of this Indenture;

(b)

in the case of a condition precedent compliance with which is, by the terms of this Indenture, made subject to review or examination by a solicitor, an opinion of Counsel that such condition precedent has been complied with in accordance with the terms of this Indenture; and

(c)

in the case of any such condition precedent compliance with which is subject to review or examination by auditors or accountants, an opinion or report of the Auditor of the Corporation whom the Debenture Trustee for such purposes hereby approves, that such condition precedent has been complied with in accordance with the terms of this Indenture.

Whenever such evidence relates to a matter other than the certificates and delivery of Debentures and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a Director or officer or employee of the Corporation, it will be in the form of a statutory declaration. Such evidence will be, so far as appropriate, in accordance with the immediately preceding paragraph of this Section.

Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in the Indenture will include (a) a statement by the person giving the evidence that he has read and is familiar with those provisions of this Indenture relating to the condition precedent in question, (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based, (c) a statement that, in the belief of the person giving such evidence, he has made such examination or investigation as is necessary to enable him to make the statements or give the opinions contained or expressed therein and (d) a statement whether in the opinion of such person the conditions precedent in question have been complied with or satisfied.

The Corporation will furnish to the Debenture Trustee at any time if the Debenture Trustee reasonably so requires, its certificate that the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance. The Corporation will, whenever the Debenture Trustee so requires, furnish the Debenture Trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the Debenture Trustee as to any action or step required or permitted to be taken by the Corporation or as a result of any obligation imposed by this Indenture.

For certain payments made pursuant to this Indenture, the Debenture Trustee, if so directed by the Corporation, will be required to make a “reportable payment” or “withholdable payment” and in such cases the Debenture Trustee may have the duty to act as a payor or withholding agent, respectively, that is responsible for any tax withholding and reporting required under Chapters 3, 4, 24, and 61 of the Code, as will be directed by the Corporation. The Debenture Trustee will rely solely on the direction of the Corporation as to which payments with respect to which it is the withholding agent are “reportable payments” or “withholdable payments” under the Code and as to what withholding and reporting is required. All parties to this Indenture shall provide an executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the Debenture Trustee prior to closing, and shall promptly update any such form to the extent such form becomes obsolete or inaccurate in any respect. The Debenture Trustee shall have the right to request from any party to this Indenture, or any other person entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the Debenture Trustee to satisfy any reporting and withholding obligations, delegated to it by the Corporation, under the Code. To the extent any such forms to be delivered under this Section 15.5 are not provided prior to or by the time the related payment is required to be made or are determined by the Corporation to be incomplete and/or inaccurate in any respect, the Debenture Trustee may be directed by the Corporation to withhold on any such payments hereunder to the extent the Corporation determines withholding is required under Chapters 3, 4, 24 or 61 of the Code, and shall have no obligation to gross up any such payment.

15.6	Officer’s Certificates Evidence

Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Debenture Trustee deems it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder. the Debenture Trustee, if acting in good faith, may rely upon an Officer’s Certificate.

15.7	Experts, Advisers and Agents

The Debenture Trustee may:

(a)

employ or retain and act and rely on the opinion or advice of or information obtained from any solicitor, auditor, valuer, engineer, surveyor, appraiser or other expert, whether obtained by the Debenture Trustee or by the Corporation, or otherwise, and will not be liable for acting, or refusing to act, in good faith on any such opinion or advice and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b)

employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and will be entitled to receive reasonable remuneration for all services performed by it from the Corporation) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof and any solicitors employed or consulted by the Debenture Trustee may, but need not be, solicitors for the Corporation. The Corporation shall pay or reimburse the Debenture Trustee for any reasonable fees, expenses and disbursements of such agents, counsel or advisors retained under Section 15.7.

15.8	Debenture Trustee May Deal in Debentures

Subject to Sections 15.1 and 15.3, the Debenture Trustee may, in its personal or other capacity, buy, sell, lend upon and deal in the Debentures and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.

15.9	Investment of Monies Held by Debenture Trustee

Unless otherwise provided in this Indenture, any monies held by the Debenture Trustee, which, under the trusts of this Indenture, may or ought to be invested or which may be on deposit with the Debenture Trustee or which may be in the hands of the Debenture Trustee, may be invested and reinvested in the name or under the control of the Debenture Trustee in securities in which, under the laws of the Province of Québec, trustees are authorized to invest trust monies, provided that such securities are expressed to mature within two years or such shorter period selected to facilitate any payments expected to be made under this Indenture, after their purchase by the Debenture Trustee, and unless and until the Debenture Trustee has declared the principal of and interest on the Debentures to be due and payable, the Debenture Trustee will only invest such monies at the Written Direction of the Corporation given in a reasonably timely manner. Pending the investment of any monies as hereinbefore provided, such monies may be deposited in the name of the Debenture Trustee in any Canadian chartered bank or, with the consent of the Corporation, in the deposit department of the Debenture Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any Province thereof at the rate of interest, if any, then current on similar deposits. The Corporation will receive such chartered bank’s or the Debenture Trustee’s (as the case may be) prevailing rate for all monies held by it, as may change from time to time.

Unless and until the Debenture Trustee has declared the principal of and interest on the Debentures to be due and payable, and except as otherwise expressly provided herein, the Debenture Trustee will pay over to the Corporation all interest, if any, received by the Debenture Trustee in respect of any investments or deposits made pursuant to the provisions of this Section.

15.10	Debenture Trustee Not Ordinarily Bound

Except as provided in Section 8.2 and as otherwise specifically provided herein, the Debenture Trustee will not, subject to Section 15.3 be bound to give notice to any person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Corporation of any of the obligations herein imposed upon the Corporation or of the covenants on the part of the Corporation herein contained, nor in any way to supervise or interfere with the conduct of the Corporation’s business, unless the Debenture Trustee has been required to do so in writing by the holders of not less than 25% of the aggregate principal amount of the Debentures then outstanding or by any Extraordinary Resolution of the Debentureholders passed in accordance with the provisions contained in Article 13, and then only after it has been funded and indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing. The Debenture Trustee be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Indenture Trustee and , in the absence of any such notice, the Indenture Trustee may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, debentures, covenants, agreements, or conditions contained herein.

The Debenture Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the covenants herein contained or of any acts of any directors, officers, employees, trustees or servants of the Corporation.

15.11	Debenture Trustee Not Required to Give Security

The Debenture Trustee will not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

15.12	Debenture Trustee Not Bound to Act on the Corporation’s Request

Except as in this Indenture otherwise specifically provided, the Debenture Trustee will not be bound to act in accordance with any direction or request of the Corporation until a duly authenticated copy of the instrument or resolution containing such direction or request has been delivered to the Debenture Trustee, and the Debenture Trustee will be empowered to act upon any such copy purporting to be authenticated and believed by the Debenture Trustee to be genuine. Should the Debenture Trustee reasonably request originals of the direction or request, they shall be provided.

15.13	Conditions Precedent to Debenture Trustee’s Obligations to Act Hereunder

The obligation of the Debenture Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Debenture Trustee and of the Debentureholders hereunder will be conditional upon the Debentureholders furnishing when required by notice in writing by the Debenture Trustee, sufficient funds to commence or continue such act, action or proceeding and an indemnity reasonably satisfactory to the Debenture Trustee to protect and hold harmless the Debenture Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

None of the provisions contained in this Indenture will require the Debenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

The Debenture Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Debentureholders at whose instance it is acting to deposit with the Debenture Trustee the Debentures held by them for which Debentures the Debenture Trustee will issue receipts.

15.14	Authority to Carry on Business

The Debenture Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in all Provinces and Territories of Canada but if, notwithstanding the provisions of this Section, it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder will not be affected in any manner whatsoever by reason only of such event but the Debenture Trustee will, within 90 days after ceasing to be authorized to carry on the business of trust company in the Province of Québec, either become so authorized or resign in the manner and with the effect specified in Section 15.2.

15.15	Compensation and Indemnity

(a)

The Corporation will pay to the Debenture Trustee from time to time reasonable compensation for its services hereunder as agreed separately by the Corporation and the Debenture Trustee, and will pay or reimburse the Debenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Debenture Trustee in the administration or execution of its duties under this Indenture (including the reasonable and documented compensation and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Debenture Trustee under this Indenture will be finally and fully performed. The Debenture Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.

(b)

The Corporation hereby indemnifies and saves harmless the Debenture Trustee and its directors, officers, agents and employees (the “Indemnified Parties”) from and against any and all loss, damages, charges, expenses, claims, demands, actions or liability whatsoever which may be brought against the Debenture Trustee or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations hereunder save only in the event of the gross negligent failure to act, or the wilful misconduct or bad faith of the Debenture Trustee. For greater certainty, the Corporation agrees to indemnify and save harmless the Indemnified Parties against and from any present and future taxes (other than income taxes), duties, assessments or other charges imposed or levied on behalf of any governmental authority having the power to tax in connection with the Indenture Trustee’s duties hereunder. In addition, the Corporation agrees to reimburse, indemnify and save harmless the Indemnified Parties for, against and from all legal fees and disbursements (on a substantial indemnity, or solicitor and client, basis) incurred by an Indemnified Party if the Corporation commences an action, or cross claims or counterclaims, against the Indemnified Party and the Indemnified Party is successful in defending such claim. This indemnity will survive the termination or discharge of this Indenture and the resignation or removal of the Debenture Trustee. The Debenture Trustee will notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation will defend the claim and the Debenture Trustee will co-operate in the defence. The Debenture Trustee may have separate counsel and the Corporation will pay the reasonable fees and expenses of such Counsel. The Corporation need not pay for any settlement made without its consent, which consent will not be unreasonably withheld. This indemnity will survive the resignation or removal of the Debenture Trustee or the discharge of this Indenture.

(c)

The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Debenture Trustee through gross negligence or bad faith or wilful misconduct of the Debenture Trustee in the execution of its duties hereunder.

15.16	Anti-Money Laundering

(a)

The Corporation hereby represents to the Debenture Trustee that any account to be opened by, or interest to held by, the Debenture Trustee in connection with this Indenture, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case the person signing the declaration hereto agrees to complete and execute forthwith a declaration in the Debenture Trustee’s prescribed form as to the particulars of such third party.

(b)

The Debenture Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Debenture Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline. Further, should the Debenture Trustee, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the other parties to this Indenture, provided (i) that the Debenture Trustee’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Debenture Trustee's satisfaction within such 10 day period, then such resignation shall not be effective.

15.17	Acceptance of Trust

The Debenture Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who will from time to time be Debentureholders, subject to all the terms and conditions herein set forth.

15.18	Privacy

(a)

The parties acknowledge that the Debenture Trustee may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(i)	to provide the services required under this Indenture and other services that may be requested from time to time;

(ii)	to help the Debenture Trustee manage its servicing relationships with such individuals;

(iii)	to meet the Debenture Trustee’s legal and regulatory requirements; and

(iv)	if social insurance numbers are collected by the Debenture Trustee, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

(b)

The Corporation acknowledges and agrees that the Debenture Trustee may receive, collect, use and disclose personal information provided to it or acquired by it in the course of this Indenture for the purposes described above and, generally, in the manner and on the terms described in its privacy code, which the Debenture Trustee shall make available on its website, tsxtrust.com or upon request, including revisions thereto. The Debenture Trustee may transfer personal information to other companies in or outside of Canada that provide data processing and storage or other support in order to facilitate the services it provides. Further, the Corporation agrees that it shall not provide or cause to be provided to the Debenture Trustee any personal information relating to an individual who is not a party to this Indenture unless that party has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

15.19	Force Majeure

Neither party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.

ARTICLE 16
SUPPLEMENTAL INDENTURES

16.1	Supplemental Indentures

Subject to any approval that may be required pursuant to the requirements of the TSXV or such other exchange on which the Common Shares are listed and posted for trading, from time to time the Debenture Trustee and, when authorized by a resolution of the Directors, the Corporation, may, and they will when required by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto which thereafter will form part hereof, for any one or more of the following purposes:

(a)	adding to the covenants of the Corporation herein contained for the protection of the Debentureholders, or providing for events of default, in addition to those herein specified;

(b)

making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which in the opinion of the Debenture Trustee (relying on an opinion of Counsel) will not be prejudicial to the interests of the Debentureholders;

(c)

evidencing the succession, or successive successions, of others to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

(d)	giving effect to any Extraordinary Resolution passed as provided in Article 13; and

(e)	for any other purpose not inconsistent with the terms of this Indenture.

Unless this Indenture or the supplemental indenture requires the consent or concurrence of Debentureholders by Extraordinary Resolution, the consent or concurrence of Debentureholders will not be required in connection with the execution, acknowledgement or delivery of a supplemental indenture. The Corporation and the Debenture Trustee, without the consent or approval of the Debentureholders, may amend any of the provisions of this Indenture related to matters of United States law or the issuance of Debentures into the United States in order to ensure that such issuances can be made in accordance with applicable law in the United States. The Debenture Trustee will have the right to request a legal opinion regarding matters of United States law or the issuance of Debentures into the United States prior to or concurrently with making such amendments. Further, the Corporation and the Debenture Trustee may without the consent or concurrence of the Debentureholders by supplemental indenture or otherwise, make any changes or corrections in this Indenture which it has been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omissions or mistakes or manifest errors contained herein or in any indenture supplemental hereto or any Written Direction of the Corporation provided for the issue of Debentures, providing that in the opinion of the Debenture Trustee (relying upon an opinion of Counsel) the rights of the Debentureholders are in no way prejudiced thereby.

ARTICLE 17
EXECUTION AND FORMAL DATE; RIGHTS OF RESCISSION;
CONCERNING THIS TRUST INDENTURE

17.1	Execution

This Indenture may be executed and delivered by facsimile and in counterparts, each of which when so executed and delivered will be deemed to be an original and such counterparts together constitute one and the same instrument and notwithstanding their date of execution they are deemed to be dated as of the date hereof.

17.2	Formal Date

For the purpose of convenience this Indenture may be referred to as bearing the formal date of July •, 2017 irrespective of the actual date of execution hereof.

17.3	Concerning this Trust Indenture

To the extent of any conflict between the description of the Debentures in any term sheet, prospectus or other offering document which qualifies for distribution any Debentures governed by this Trust Indenture, the terms and conditions of this Trust Indenture shall be take precedence and govern.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF the parties hereto have executed this Indenture as of the date first written above.

INTELGENX TECHNOLOGIES CORP.

Per:
Name:
Title:

TSX TRUST COMPANY

Per:
Name:
Title:

Per:
Name:
Title:

SCHEDULE A

TO THE TRUST INDENTURE BETWEEN
INTELGENX TECHNOLOGIES CORP. AND
TSX TRUST COMPANY
FORM OF DEBENTURE

This Debenture is a Global Debenture within the meaning of the Indenture herein referred to and is registered in the name of a Depository or a nominee thereof. This Debenture may not be transferred to or exchanged for Debentures registered in the name of any Person other than the Depository or a nominee thereof and no such transfer may be registered except in the limited circumstances described in the Indenture. Every Debenture authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, this Debenture shall be a Global Debenture subject to the foregoing, except in such limited circumstances described in the Indenture.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO INTELGENX TECHNOLOGIES CORP. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

No. •	CUSIP •
ISIN CA •

INTELGENX TECHNOLOGIES CORP.

(A corporation existing under the laws of Delaware)

8.00% Convertible Unsecured Subordinated Debentures Due June 30, 2020

Date of Issue: •, 2017	Maturity Date: June 30, 2020
Registered Holder: •

INTELGENX TECHNOLOGIES CORP. (the “Corporation”) for value received hereby acknowledges itself indebted and, subject to the provisions of the Trust Indenture (the “Indenture”) dated July •, 2017 between the Corporation and TSX Trust Company (the “Debenture Trustee”), promises to pay to the registered holder hereof on the maturity date of this Debenture, as hereinafter described, or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture, the principal amount of in lawful money of Canada, as may be adjusted as set out in Exhibit 1, on presentation and surrender of this Debenture at the main branch of the Debenture Trustee in Toronto, Ontario in accordance with the terms of the Indenture.

$•

This Debenture is one of the 8.00% Convertible Unsecured Subordinated Debentures (referred to herein as the “Debentures”) of the Corporation issued or issuable under the provisions of the Indenture. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Debentures are to be issued and held and the rights and remedies of the holders of the Debentures and of the Corporation and of the Debenture Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Debenture by acceptance hereof assents.

The maturity date (the “Maturity Date”) for the Debentures will be June 30, 2020. The Debentures will bear interest at the rate of 8.00% per annum, payable in equal semi-annual payments, in arrears, on June 30 and December 31 in each year, the first such payment to fall due on December 31, 2017, payable after as well as before maturity and after as well as before default, with interest on amounts in default at the same rate, compounded semi-annually.

Interest hereon will be payable (less applicable Withholding Taxes, if any) by cheque mailed by prepaid ordinary mail or by electronic transfer of funds to the registered holder hereof and, subject to the provisions of the Indenture, the mailing of such cheque or the sending of the electronic transfer of funds, as the case may be, will, to the extent of the sum represented thereby (plus the amount of any tax withheld or deducted and remitted to the proper tax authority), satisfy and discharge all liability for interest on this Debenture.

The Debentures are issuable only in denominations of $1,000 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Debentures of any denomination may be exchanged for an equal aggregate principal amount of Debentures in any other authorized denomination or denominations.

The principal of this Debenture is convertible, at the option of the holder hereof, upon surrender of this Debenture at the principal office of the Debenture Trustee in Toronto, Ontario, at any time and prior to the close of business on the Maturity Date or, if this Debenture is called for redemption on or prior to such date, then up to but not after the close of business on the last Business Day immediately preceding the date specified for redemption of this Debenture, into Common Shares at a conversion price of $1.35 (the “Conversion Price”) per Common Share, being a rate of 740 Common Shares for each $1,000 principal amount of Debentures, all subject to the terms and conditions and in the manner set forth in the Indenture. Notwithstanding the foregoing, no Debenture may be converted during the last five Business Day preceding an Interest Payment Date or the Maturity Date. Holders of Debentures converting their Debentures will receive accrued and unpaid interest from and including the last Interest Payment Date (or the date of issue if there has not been an Interest Payment Date) to but excluding the Date of Conversion. The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified. No fractional Common Shares will be issued on any conversion but, in lieu thereof, the Corporation will satisfy such fractional interest by a cash payment equal to the fractional interest multiplied by the Current Market Price of the Common Shares on the Date of Conversion determined in accordance with the Indenture.

This Debenture may be redeemed at the option of the Corporation on the terms and conditions set out in the Indenture at the redemption price therein and herein set out provided that this Debenture is not redeemable prior to [June 30, 2018] (the “First Call Date”) except in the event of the satisfaction of certain conditions after a Change of Control has occurred. On or after the First Call Date and prior to [June 30, 2019] (the “Second Call Date”), the Debentures may be redeemed at the option of the Corporation at the redemption price equal to the principal amount of the Debentures (the “Redemption Price”) provided the Current Market Price on the date on which the notice of redemption is given is at least 125% of the Conversion Price and, in addition thereto, at the time of redemption, the Corporation will pay to the holder accrued and unpaid interest on the terms and conditions described in the Indenture. On or after the Second Call Date and prior to the Maturity Date, the Debentures may be redeemed at the option of the Corporation at the Redemption Price, irrespective of the Current Market Price of the Common Shares, and, in addition thereto, at the time of redemption, the Corporation will pay to the holder accrued and unpaid interest on the terms and conditions described in the Indenture. The Corporation may, on notice as provided in the Indenture, at its option and subject to any applicable regulatory approval, elect to satisfy its obligation to pay all or a portion of the applicable Redemption Price by the issue of that number of Freely Tradeable Common Shares obtained by dividing the applicable Redemption Price by 95% of the Current Market Price of the Common Shares on the Redemption Date.

Upon the occurrence of a Change of Control of the Corporation, the Corporation is required to make an offer to purchase all the Debentures at a price equal to 101% of the principal amount of such Debentures plus accrued and unpaid interest up to, but excluding, the date the Debentures are so repurchased (the “Offer”). If 90% or more of the aggregate principal amount of the Debentures issued under the Indenture outstanding on the date the Corporation provides notice of a Change of Control to the Debenture Trustee have been tendered for purchase pursuant to the Offer, the Corporation has the right to redeem all the remaining outstanding Debentures at the same price.

The Corporation may, on notice as provided in the Indenture, at its option and subject to any applicable regulatory approval, elect to satisfy the obligation to repay all or any portion of the principal amount of this Debenture due on the Maturity Date by the issue of that number of Freely Tradeable Common Shares obtained by dividing the principal amount of this Debenture to be paid for in Common Shares pursuant to the exercise by the Corporation of the Common Share Repayment Right by 95% of the Current Market Price on the Maturity Date.

The indebtedness evidenced by this Debenture, and by all other Debentures now or hereafter certified and delivered under the Indenture, is a direct unsecured obligation of the Corporation, and is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment of all Senior Indebtedness, whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

The Indenture contains provisions making binding upon all holders of Debentures outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Debentures outstanding, which resolutions or instruments may have the effect of amending the terms of this Debenture or the Indenture.

All dollar amounts expressed in this Debenture are in lawful money of Canada and all payments required to be made hereunder will be made in Canadian dollars.

This Debenture will not become obligatory for any purpose until it will have been certified by the Debenture Trustee under the Indenture.

If any of the provisions of this Debenture are inconsistent with the provisions of the Indenture, the provisions of the Indenture will take precedence and will govern. Capitalized words or expressions used in this Debenture, unless otherwise defined herein, have the meaning attributed thereto in the Indenture.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF IntelGenx Technologies Corp. has caused this Debenture to be signed by its duly authorized officer as of the •th day of •.

INTELGENX TECHNOLOGIES CORP.

Per:
Name:
Title:

DEBENTURE TRUSTEE’S CERTIFICATE

This Debenture is one of the 8.00% Convertible Unsecured Subordinated Debentures due June 30, 2020 of IntelGenx Technologies Corp. referred to in the Indenture within mentioned.

TSX TRUST COMPANY

Per:
Authorized Signatory

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________, whose address and social insurance number, if applicable, are set forth below, this Debenture (or $ __________principal amount hereof*) of IntelGenx Technologies Corp. standing in the name(s) of the undersigned in the register maintained with respect to such Debenture and does hereby irrevocably authorize and direct the Debenture Trustee to transfer such Debenture in such register, with full power of substitution in the premises. All dollar amounts expressed in this Form of Assignment are in lawful money of Canada.

Dated:
Address of Transferee:
(Street Address, City, Province/State and Postal/Zip Code and Country)

Social Insurance Number of Transferee, if applicable:

*

If less than the full principal amount of the within Debenture is to be transferred, indicate in the space provided the principal amount (which will be $1,000 or an integral multiple thereof ) to be transferred.

The signature(s) to this assignment must correspond with the name(s) as written upon the face of this [8.00] % Debenture in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by one of the following methods:

2.

Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”.

3.

Canada: A Signature Guarantee obtained from a major Canadian Schedule 1 chartered bank. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of a Medallion Signature Guarantee Program.

4.

Outside North America: For holders located outside North America, present the certificate(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

The registered holder of this Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Debenture.

Signature of Guarantor

Authorized Officer	Signature of transferring registered holder

Name of Institution

EXHIBIT 1

8.00% Convertible Unsecured Subordinated Debentures due [June 30, 2020]

CUSIP: •/ISIN: CA •

Initial Principal Amount	$•
Authorization: ____________________________________________________

ADJUSTMENTS

Date of Registration	Amount of Increase	Amount of Decrease	New Principal Amount	Authorization

SCHEDULE B

TO THE TRUST INDENTURE BETWEEN
INTELGENX TECHNOLOGIES CORP. AND
TSX TRUST COMPANY

FORM OF REDEMPTION NOTICE

INTELGENX TECHNOLOGIES CORP.
8.00% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES
REDEMPTION NOTICE

TO:	Holders of 8.00% Convertible Unsecured Subordinated Debentures (the “Debentures”) of INTELGENX TECHNOLOGIES CORP. (the “Corporation”)

Note:	All capitalized terms used herein have the meaning attributed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 4.3 of the Trust Indenture (the “Indenture”) dated July •, 2017 between the Corporation and TSX Trust Company (the “Debenture Trustee”), that the aggregate principal amount of $• of the $• of Debentures outstanding will be redeemed as of • (the “Redemption Date”), upon payment of a redemption amount of $• per $1,000 principal amount of Debentures (the “Redemption Price”), and all accrued and unpaid interest hereon to but excluding the Redemption Date (less applicable Withholding Taxes, if any) (collectively, the “Total Redemption Price”). All dollar amounts expressed in this Redemption Notice are in lawful money of Canada and all payments required to be made hereunder will be made in Canadian dollars.

The Total Redemption Price will be payable upon presentation and surrender of the Debentures called for redemption at the following corporate trust office:

TSX Trust Company
200 University Avenue, Suite 300
Toronto, Ontario M5H 4H1

Attention: Vice President, Trust Services

The interest upon the principal amount of Debentures called for redemption will cease to be payable from and after the Redemption Date, unless payment of the Total Redemption Price will not be made on presentation for surrender of such Debentures at the above-mentioned corporate trust office on or after the Redemption Date or prior to the setting aside of the Total Redemption Price pursuant to the Indenture.

Pursuant to Section 4.6 of the Indenture, the Corporation hereby irrevocably elects to satisfy its obligation to pay to the holders of Debentures $• of the Redemption Price payable to holders of Debentures in accordance with this notice by issuing and delivering to the holders that number of Freely Tradeable Common Shares obtained by dividing the Redemption Price by 95% of the then Current Market Price of the Common Shares on the Redemption Date.

B-2

No fractional Common Shares will be delivered upon the exercise by the Corporation of the above-mentioned redemption right but, in lieu thereof, the Corporation will pay the cash equivalent thereof determined on the basis of the Current Market Price of Common Shares on the Redemption Date (less applicable Withholding Taxes, if any).

In connection with the above, the Corporation will, on the Redemption Date, make the delivery to the Debenture Trustee or will arrange through its transfer agent for the Common Shares solely in relation to the issuance of the Common Shares, at the above-mentioned corporate trust office, for delivery to and on account of the holders upon presentation and surrender of their Debentures for payment, certificates or facilitate the settlement of electronic deposits representing the Freely Tradeable Common Shares to which holders are entitled together with the cash equivalent in lieu of fractional Common Shares, cash for all accrued and unpaid interest up to, but excluding, the Redemption Date, and, if only a portion of the Debentures are to be redeemed by issuing Freely Tradeable Common Shares, cash representing the balance of the Redemption Price.

Date:

INTELGENX TECHNOLOGIES CORP.

Per:
Name:
Title:

SCHEDULE C

TO THE TRUST INDENTURE BETWEEN
INTELGENX TECHNOLOGIES CORP. AND
TSX TRUST COMPANY

FORM OF MATURITY NOTICE

INTELGENX TECHNOLOGIES CORP.

8.00% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES
MATURITY NOTICE

TO:	Holders of 8.00% Convertible Unsecured Subordinated Debentures (the “Debentures”) of INTELGENX TECHNOLOGIES CORP. (the “Corporation”)

Note:	All capitalized terms used herein have the meaning attributed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 4.9(b) of the Trust Indenture (the “Indenture”) dated July •, 2017 between the Corporation and TSX Trust Company, as trustee (the “Debenture Trustee”), that the Debentures are due and payable as of June 30, 2020 (the “Maturity Date”) and the Corporation elects to satisfy its obligation to pay to holders of Debentures $• of the $• principal amount of the Debentures outstanding on the Maturity Date by issuing and delivering to the holders that number of Freely Tradeable Common Shares equal to the number obtained by dividing such principal amount of the Debentures by 95% of the Current Market Price of Common Shares on the Maturity Date.

No fractional Common Shares will be delivered on exercise by the Corporation of the above mentioned repayment right but, in lieu thereof, the Corporation will pay the cash equivalent thereof determined on the basis of the Current Market Price of Common Shares on the Maturity Date (less applicable Withholding Taxes, if any).

In connection with the above, the Corporation will, on the Maturity Date, make delivery to the Debenture Trustee or will arrange through its transfer agent for Common Shares solely in relation to the issuance of the Common Shares, at its principal corporate trust office in Toronto, Ontario for delivery to and on account of the holders upon presentation and surrender of their Debentures for payment, certificates or facilitate the settlement of electronic deposits representing the Freely Tradeable Common Shares to which holders are entitled together with the cash equivalent in lieu of fractional Common Shares, cash for all accrued and unpaid interest up to, but excluding, the Maturity Date and if only a portion of the Debentures are to be repaid by issuing Freely Tradeable Common Shares, cash representing the balance of the principal amount and premium (if any) due on the Maturity Date.

C-2

Date:

INTELGENX TECHNOLOGIES CORP.

Per:
Name:
Title:

SCHEDULE D

TO THE TRUST INDENTURE BETWEEN
INTELGENX TECHNOLOGIES CORP. AND
TSX TRUST COMPANY

FORM OF COMMON SHARE INTEREST PAYMENT ELECTION NOTICE

INTELGENX TECHNOLOGIES CORP.

8.00% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES
COMMON SHARE INTEREST PAYMENT ELECTION NOTICE

TO:	Holders of 8.00% Convertible Unsecured Subordinated Debentures (the “Debentures”) of INTELGENX TECHNOLOGIES CORP. (the “Corporation”)

Note:	All capitalized terms used herein have the meaning attributed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 10.1(a) of the Trust Indenture (the “Indenture”) dated July •, 2017 between the Corporation and TSX Trust Company, as trustee (the “Debenture Trustee”), that as of • (the “Interest Payment Date”), interest on the Debentures in respect of the interest period commencing on • and ending on • (the “Interest Obligation”) will be due and payable to the Debentureholders under the terms of the Indenture. The Corporation elects to satisfy its obligation to pay to holders of Debentures on the Interest Payment Date the Interest Obligation through the issuance and delivery to the Debentureholders, for each $40 of interest amount, that number of Freely Tradeable Common Shares obtained by dividing each $40 of interest amount by the Current Market Price of the Common Share on the date before the public announcement by the Corporation of its intention to satisfy its interest Obligation in Common Share, such amount to be subject to required withholdings and rounding in accordance with the terms and conditions of the Indenture.

No fractional Common Shares will be delivered on exercise by the Corporation of the above mentioned right but, in lieu thereof, the Corporation will pay the cash equivalent thereof determined on the basis of the Current Market Price of Common Shares on the Interest Payment Date (less applicable Withholding Taxes, if any).

Date:

INTELGENX TECHNOLOGIES CORP.

Per:
Name:
Title:

SCHEDULE E

TO THE TRUST INDENTURE BETWEEN
INTELGENX TECHNOLOGIES CORP. AND
TSX TRUST COMPANY

FORM OF NOTICE OF CONVERSION
CONVERSION NOTICE

TO:	INTELGENX TECHNOLOGIES CORP.
AND	TSX TRUST COMPANY, as Debenture Trustee
TO:

Note:

All capitalized terms used herein have the meaning attributed thereto in the Trust Indenture between INTELGENX TECHNOLOGIES CORP. and TSX Trust Company dated July •, 2017 (the “Indenture”), unless otherwise indicated.

The undersigned registered holder of 8.00% Convertible Unsecured Subordinated Debentures bearing Certificate No. ______________irrevocably elects to convert such Debentures (or $_______________principal amount thereof) in accordance with the terms of the Indenture referred to in such Debentures and tenders herewith the Debentures and, if applicable, directs that the Common Shares of INTELGENX TECHNOLOGIES CORP. issuable upon a conversion (or such other securities or property required to be delivered as provided by the terms of the Indenture) be issued and/or delivered to the person indicated below. (If Common Shares or other securities are to be issued in the name of a person other than the holder, all requisite transfer taxes will be tendered by the undersigned).

Dated	(Signature of Registered Holder)

If less than the full principal amount of the Debentures, indicate in the space provided the principal amount (which will be $1,000 or integral multiples thereof). ______________________

All dollar amounts expressed in this Conversion Notice are in lawful money of Canada.

NOTE:

If Common Shares are to be issued in the name of a person other than the holder, the signature will be guaranteed by a Canadian Schedule I chartered bank, a trust company or by a member of an acceptable Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”, “MEDALLION GUARANTEED” or “SIGNATURE & AUTHORITY TO SIGN GUARANTEE”, all in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. For corporate holders, corporate signing resolutions, including a certificate of incumbency, will also be required to accompany the transfer unless there is a “SIGNATURE & AUTHORITY TO SIGN GUARANTEE” stamp affixed to the form of transfer.

E-2

(Print name in which Common Shares are to be issued, delivered and registered)

Name:

(Address)

(City, Province/State, Postal Code/Zip Code and Country)

Name of guarantor:

Authorized signature: